As filed with the Securities and Exchange Commission on December 21, 2021

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GLOBAL DIVERSIFIED MARKETING GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	2050	82-3707673
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

Paul Adler

President and Chief Financial Officer

Global Diversified Marketing Group Inc.

4042 Austin Boulevard, Suite B

Island Park, New York 11558

800-550-5996

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copy to

Mark Crone, Esq.

Eric Mendelson, Esq.

The Crone Law Group, P.C.

500 Fifth Avenue, Suite 938

New York, NY 10110
Telephone: (917) 398-5082

emendelson@cronelawgroup.com

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filed	☐	Smaller reporting company	☒
		Emerging growth company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	3,550,000	$0.31	$1,100,500	$102.02

Total:	3,550,000		$1,100,500	$102.02

(1)	The shares of our Common Stock being registered hereunder are being registered for sale by the Selling Stockholder as defined in the accompanying Prospectus. The number of shares of our Common Stock being registered represents a good faith estimate of the number of our shares of Common Stock issuable under an Equity Purchase Agreement with the Selling Stockholder. Should the number of shares being registered be an insufficient number to fully use the equity funding facility under that agreement, we will not rely on Rule 416 under the Securities Act of 1933, as amended (“Rule 416”), but will file a new registration statement to cover the resale of such additional shares.

(2)	Pursuant to Rule 416, this Registration Statement includes an indeterminate number of additional shares of Common Stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock

(3)

Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices for our Common Stock as reported on the OTC Pink Marketplace on December 20, 2021.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED: DECEMBER 21, 2021

GLOBAL DIVERSIFIED MARKETING GROUP INC.

3,550,000 shares of Common Stock

This prospectus relates to the resale, from time to time, of up to an aggregate of 3,550,000 shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”) of Global Diversified Marketing Group Inc., a Delaware corporation (the “Company”), to be offered by the selling stockholder, Williamsburg Venture Holdings, LLC (“Selling Stockholder” or “Williamsburg”) identified in this prospectus. We are registering the offer and sale of the Shares by the Selling Stockholder to satisfy registration rights we have granted to the Selling Stockholder under an equity purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), each dated November 2, 2021.

The Selling Stockholder may sell the Shares of Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell its shares of Common Stock in the section titled “Plan of Distribution.” The Selling Stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

All net proceeds from the sale or other disposition of the shares of Common Stock sold by the Selling Stockholder covered by this prospectus will go to the Selling Stockholder. The Company will not realize any proceeds from sales by the Selling Stockholder.

The Selling Stockholder is an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any broker-dealers or agents that are involved in selling the Shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder will pay all underwriting discounts and selling commissions relating to the sale of these shares. We have agreed to pay the legal, accounting, printing, and other expenses related to the registration of the sale of the Shares.

Our Common Stock is traded on the OTC Markets Pink marketplace under the symbol “GDMK”. On December 20, 2021, the last reported sale price of our Common Stock was $0.31 per share.

Investing in our Common Stock involves a high degree of risk. The trading volume in our stock has, been limited. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 7 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012 and will be subject to reduced public company reporting requirements. See Prospectus Summary—Implications of Being an Emerging Growth Company” on page 5 of this prospectus.

Prospectus dated __________________, 2021

-i-

About This Prospectus

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated herein by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the Selling Stockholder named herein have authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference into this prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference into this prospectus is current only as of their respective dates or on the date or dates that are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

If required, each time the Selling Stockholder offers shares of Common Stock, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize the Selling Stockholder to use one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below before buying any of the securities offered.

As used in this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” the “Company,” and “our company” refer to Global Diversified Marketing Group Inc. a Delaware corporation, and its wholly-owned subsidiary, Global Diversified Holdings, Inc., described below.

Unless otherwise indicated, information contained in this prospectus or incorporated by reference herein concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events including, without limitation, or our future financial performance. We have attempted to identify forward-looking statements by using terminology such as “anticipates,” “believes,” “expects,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predict,” “should,” “will,” or the negative of these terms or other comparable terminology. These statements are only predictions; uncertainties and other factors may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels or activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our expectations are as of the date this Prospectus is filed, and we do not intend to update any of the forward-looking statements after the date this Prospectus is filed to confirm these statements to actual results, unless required by law.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Prospectus identify important factors which you should consider in evaluating our forward-looking statements. These risks and uncertainties may include, without limitation, risks related to general economic and business conditions; our ability to continue as a going concern; our ability to obtain financing necessary to operate our business; our limited operating history; our ability to recruit and retain qualified personnel; our ability to manage any future growth; our ability to research and successfully develop our planned products; our ability to successfully complete potential acquisitions and collaborative arrangements; and other factors including those set forth below under the caption “Risk Factors”.

This Prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this Prospectus. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. This summary is not complete and does not contain all of the information that should be considered before investing in our Common Stock. Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided below, the risks of purchasing our Common Stock discussed under the “Risk Factors” section, and our financial statements and the accompanying notes to the financial statements.

Overview

The Company was incorporated on December 1, 2017 as a Delaware corporation under the name “Dense Forest Acquisition Corporation,” and became subject to the Exchange Act reporting requirements by filing a Form 10 Registration Statement with the SEC on January 19, 2018. On June 13, 2018, the Company effected a change in control with (i) the resignation of the then-officers and directors, (ii) the contribution back to the Company of 19,500,000 shares of the 20,000,000 outstanding shares of its Common Stock by these former directors and officers, and (iii) the appointment of Paul Adler as the new director and officer of the Company. In connection thereof, on June 13, 2018, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State, changing the name of the Company to “Global Diversified Marketing Group Inc.” On June 14, 2018, the Company issued 12,500,000 shares of its Common Stock to its new director and officer, Paul Adler.

On November 26, 2018, the Company effected the acquisition of Global Diversified Holdings, Inc., a private New York corporation in the snack and gourmet food business (“GDHI”), pursuant to the terms of an acquisition agreement (the “Acquisition”). Upon the consummation of the Acquisition, the Company issued 200 shares of the Company’s Common Stock to Paul Adler, the sole stockholder of GDHI, in exchange for all of the outstanding shares of GDHI, and GDHI became a wholly owned operating subsidiary of the Company. The transaction was accounted for as a combination of entities under common control since the date of the Acquisition. Prior to the Acquisition, the Company had no business and no operations. Pursuant to the Acquisition, the Company acquired the operations and business plan of GDHI. The discussion hereinafter of the business and operations of the Company refers to the Company subsequent to the Acquisition of GDHI and all such discussions primarily report the operations of its now subsidiary unless otherwise so indicated.

Description of Business

We are an early-stage global multi-line consumer packaged goods (“CPG”) company with branded product lines, and are a food and snack manufacturer, marketer and distributor in the United States, Canada, and Europe. The Company is focused on developing and marketing products that appeal to consumers’ growing preference for healthy snack food and operates through snacks segments offering Italian Wafers, French Madeleines, Italian Croissants, Macaron Cookies, Wafer Pralines, and other wholesome snacks. Our sole officer often attends global food trade shows to seek out unique products and snacks. Once the Company identifies products that fit within its distribution channels, it will seek to enter into non-exclusive manufacturing and licensing agreements with such distributors to distribute products under the Company’s own trademarked brands for sale in the United States and/or global markets. Currently, the Company maintains five trademarks for its brands registered with the US Patent and Trademark Office; each trademark covers numerous product lines with a variety of unique identifiers (known as SKUs) offered under the applicable brand name. The Company has non-contractual on-going relationships with many Fortune 500 companies, including club and retail chain stores to whom the Company directly sells its products.

The Company sells its products directly in the United States and global markets through various distribution channels comprising specialty, grocery retailers, food-service distributors and direct store delivery (“DSD”), as well as the vending, pantry, and the micro-market segment. Our buyers typically represent recognized large retail chain stores. The products are then distributed by the chains to their local outlets. The Company seeks out and develops snacks and gourmet foods to brand under its trademarks based on market trends and input from the buyers as to consumer demand. The Company works closely with buyers to evaluate products with the intent to identify products that have likely customer demand. We recently re-branded and launched all new snack marketplace and will seek to gain market share in the ecommerce segment. Our re-branded website will serve as snack marketplace which will carry its own branded products and other gourmet snacks and products.

The Company intends to develop additional gourmet foods and snack products under its trademarked brands and to expand the Company’s offering portfolio by identifying, producing and marketing new products. Management believes that the strategy of acquiring small brands regional brands and adding these to the Company’s national distribution can prove beneficial for the Company.

Recent Developments

Equity Purchase Agreement and Registration Rights Agreement with Williamsburg

On November 2, 2021, the Company entered into the Purchase Agreement with Williamsburg, pursuant to which the Company shall have the right, but not the obligation, to direct Williamsburg, an unrelated third party, to purchase up to $5,000,000 of its Common Stock (the “Maximum Commitment Amount”) by delivering put notices (each, a “Put Notice”). The Purchase Agreement provides that the Company can sell the shares of Common Stock (the “Put Shares”) to Williamsburg pursuant to applicable Put Notice from time-to-time over the 12-month period commencing on the date commencing on November 2, 2021, and ending on the earlier of (i) the date on which Williamsburg shall have purchased Put Shares pursuant to this Agreement equal to the Maximum Commitment Amount, (ii) November 2, 2022, or (iii) written notice of termination by the Company to Williamsburg, which shall not occur at any time that Williamsburg holds any of the shares it purchased in connection with the applicable Put Notice (the “Commitment Period”). Each Put Notice shall state the number of shares of the Common Stock Williamsburg is required to purchase, not to exceed a value of the lower of 200% of the average daily trading volume and $500,000. The price per share of Common Stock shall be ninety percent (90%) of the average of the volume weighted average price (“VWAP”) of the Company’s Common Stock for five trading days following the date of the delivery the purchased shares as DWAC Shares in Williamsburg’s brokerage account (the “Clearing Date”), or on the Clearing Date if the purchased shares are received as DWAC Shares in Williamsburg’s brokerage account prior to 11:00 a.m. EST on the respective Date.

As stated in the Purchase Agreement, the “Principal Market” includes any of the national exchanges (i.e. NYSE, NYSE AMEX, NASDAQ), or principal quotation systems (i.e. OTCQX, OTCQB, OTC Pink, the OTC Bulletin Board), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Company’s Common Stock.

As consideration for its commitment to purchase Put Shares pursuant to the Purchase Agreement, the Company issued to Williamsburg 50,000 shares of Common Stock (the “Commitment Shares”) following the execution of the Purchase Agreement. The shares of Common Stock that may be issued to Williamsburg under the Purchase Agreement, including the Commitment Shares, were issued and will be issued pursuant to an exemption from registration under the Securities Act.

Our ability to require Williamsburg to purchase the Shares under the Purchase Agreement is subject to various limitations and conditions, including but not limited to the following:

●	The Company shall promptly secure the listing of all Put Shares and Commitment Shares to be issued to Williamsburg hereunder on the Principal Market (subject to official notice of issuance) and shall use commercially reasonable best efforts to maintain, so long as any shares of Common Stock shall be so listed, the listing of all such Put Shares and Commitment Shares from time to time issuable hereunder.

●	The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company.

●	The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or FINRA, or otherwise halted for any reason, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.

●	So long as the Purchase Agreement remains in effect, the Company shall not and will not enter into any other equity line of credit agreement with any other party, without Williamsburg’s prior written consent, which consent may be granted or withheld in the Investor’s sole and absolute discretion.

●	The Registration Statement, and any amendment or supplement thereto, which includes this prospectus covering the Put Shares and the Commitment Shares, shall be and remain effective for the resale and shall not be suspended withdrawn and neither the Company nor Williamsburg shall receive the notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently.

●	The number of Put Shares to be purchased by Williamsburg, when aggregated with all other shares of Common Stock beneficially owned by Williamsburg would not exceed 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock.

●	The Company’s Common Stock must be DWAC eligible and not subject to a “DTC chill.”

●	Selling Stockholder shall have received an opinion from our outside legal counsel in the form previously agreed to.

There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the Purchase Agreement or that we will be able to draw down any portion of the amounts available under the Purchase Agreement.

We also entered into the Registration Rights Agreement with Williamsburg, pursuant to which, we have filed a registration statement, which includes this prospectus, with the SEC relating to Williamsburg’s resale of any shares of Common Stock it purchased under the Purchase Agreement, including the Commitment Shares we issued to the Selling Stockholder on November 2, 2021. The effectiveness of this Registration Statement is a condition precedent to our ability to sell shares of our Common Stock to Williamsburg under the Purchase Agreement.

If all 3,550,000 shares offered pursuant to this prospectus were sold, they would represent approximately 19.7% of the total number of shares of our Common Stock outstanding and approximately 64.4% of the total number of outstanding shares of our Common Stock held by nonaffiliates as of the date of this prospectus. Issuance of the shares in this offering will not affect the rights or privileges of our existing stockholders except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuances. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any issuances of shares of our Common Stock to the Selling Stockholder.

Corporate Information

Our Common Stock is traded on the Pink Open Market of OTC Markets, Inc. under the symbol: “GDMK”. Our principal executive offices are located at 4042 Austin Boulevard, Suite B, Island Park, New York 11558. Our telephone number is 800-550-5996. We have six websites: www.360worldsnacks.com; www.biscottelli.com, www.gdmginc.com, www.dolcibono.com, www.fruttatasnacks.com and www.ezlyv.com. Information contained in, or that can be accessed through, our websites is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	a requirement to provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	an exemption from the auditor attestation requirement in the assessment of internal control over financial reporting.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we had total annual gross revenues of $1.07 billion or more; (ii) the last day of the year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we had issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

SUMMARY OF THE OFFERING

Issuer:	Global Diversified Marketing Group Inc.

Securities Being Offered by the Selling Stockholder:	Up 3,550,000 shares of our Common Stock, (i) 50,000 of which shares are issued and outstanding, and (ii) 3,500,000 of which shares are issuable under the Purchase Agreement.

Offering Price:	The Selling Stockholder may offer, sell, or distribute all or a portion of the Shares registered hereby either through public or private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution.”

Common stock outstanding before this offering:	14,473,256 shares (1)

Common stock outstanding after the offering:	18,023,256 shares. Assumes that the Selling Stockholder sells all of the Shares offered pursuant to this prospectus.

Terms of the offering:	The Selling Stockholder will determine when and how it sells the Shares offered in this Prospectus as described in “Plan of Distribution.”

Use of proceeds:	We will not receive any proceeds from the sale of the Shares by the Selling Stockholder. We have agreed to bear the expenses relating to the registration of the Shares. See “Use of Proceeds.”

Risk factors:	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Market Information	Our shares of Common Stock are traded on the OTC Markets Pink marketplace under the symbol “GDMK.”

(1) As of December 20, 2021.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks described below, as well as the other information in this prospectus, Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, including our consolidated financial statements and the related notes. If any of the following risks actually occur, the business, financial condition or results of operations of the Company could be materially adversely affected, the market price of the Common Stock would likely decline, and investors could lose all or a portion of their investment.

Risks Related to our Business and Industry.

The Company depends on its President and Chief Financial Officer, to manage its business effectively and loss of the President and Chief Financial Officer could significantly impair the Company’s results.

The Company, through its subsidiary, has a developed track record of bringing successful new products to the retail chain buyers for the placement and sale of the Company’s products. This track record has been developed by the President and Chief Financial Officer of the Company, Paul Adler, and his ability to locate and produce unique and quality snack and gourmet foods attractive to the buyer’s market. The loss of Mr. Adler as the Company’s President and Chief Financial Officer, or in active management of the Company, could have a significant negative impact of the operations of the Company. Such a loss could impact the production of current product, the relationship with the retail chain stores and development of future products.

Our independent auditors have expressed their concern as to our ability to continue as a going concern.

On a consolidated basis, the Company has incurred significant operating losses since inception and has a working capital deficit and accrued liabilities. The consolidated financials have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. The Company’s existing operational cash flow may not be sufficient to fund presently anticipated operations, and the Company will need to raise additional funds through alternative sources of financing. There is no assurance that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms acceptable to us. If we cannot obtain needed funds, we may be forced to reduce or cease our activities with consequent loss to investors. In addition, should we incur significant presently unforeseen expenses or delays, we may not be able to accomplish our goals. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. If the Company is unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern.

The gourmet and snack food markets are dominated by several large strong food producers.

A challenge facing potential new or expanding entrants in the market is the dominance of leading snack food producers, particularly industry leader PepsiCo. Large producers experience a high degree of brand and consumer loyalty and possess sufficient capital to invest in extensive advertising and promotions to obtain a greater market share. Furthermore, companies such as PepsiCo benefit from higher profit margins when compared with small- to medium-sized operators, enabling them to lower their product prices to engage in price-based competition with competitors. Multinational producers also experience lower per-unit costs due to economies of scale and scope. Although these factors do not prevent a prospect from entering the industry, they may hamper the success of new entrants.

In addition, many industry players have established relationships with downstream retailers, which may be difficult for new entrants to secure. Typically, supermarkets give companies with established brands the most optimal shelf space. Moreover, larger producers have established relationships with upstream suppliers, an advantage that new entrants may find difficult to replicate.

During the last two fiscal years the Company has had four major customers that accounted for 91% of its sales

Historically, the Company has relied on a small number of customers to generate a large portion of its revenue. In 2020, four customers accounted for approximately 91% of the Company revenues. In 2019, the same four customers accounted for approximately 91% of the Company’s revenues. Loss of any one of these four customers would have a material adverse impact on our profitability and liquidity. Although we believe that we could locate replacement customers, the initial loss of such revenues could hamper on going production and distribution of the Company. On January 27, 2021, we announced that we had successfully secured placement with a National Club Store Chain “Store Chain” for our premium snack to be stocked and sold in the Northeast Region. The initial order we received amounted to $282,880. We expect to receive additional orders although there can be no assurances.

No assurance of commercial success of any additional products.

The Company intends to seek and produce new products to add to its trademarked brands and to offer its buyers. The Company may spend a large portion of its revenues in locating and producing such products and the possible inability to market such products to the retail chain buyers, or the failure of such products to sell successfully once marketed could significantly impact the operations of the Company and impact its future ability to market other new products.

Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and operating results.

Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and operating results. To manage our growth effectively, we must continually evaluate and evolve our business and manage our employees, operations, finances, technology and development, and capital investments efficiently. Our efficiency, productivity and the quality of our business may be adversely impacted if we fail to appropriately coordinate across our business operations. Additionally, rapid growth may place a strain on our resources, infrastructure, and ability to maintain the quality of our production. If and when our structure becomes more complex as we add additional staff, we will need to improve our operational, financial and management controls as well as our reporting systems and procedures. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating revenues.

As a food production company, all of our products must be compliant with regulations by the Food and Drug Administration, or FDA. Any non-compliance with the FDA could harm our business.

We must comply with various FDA rules and regulations, including those regarding product manufacturing, food safety, required testing and appropriate labeling of our products. While our products are compliance with current regulations by the FDA, it is possible that regulations by the FDA and its interpretation thereof may change over time. As such, there is a risk that our products could become non-compliant with the FDA’s regulations and any such non-compliance could harm our business.

Our intellectual property rights are critical to our success, and the loss of such rights could materially adversely affect our business.

We regard our trademarks and other intellectual property rights as critical to our success and attempt to protect such intellectual property with registered and common law trademarks, restrictions on disclosure and other actions to prevent infringement. However, there can be no assurance that other third parties will not infringe or misappropriate our trademarks and similar proprietary rights. If we lose some or all of our intellectual property rights, our business may be materially adversely affected.

We may be subject to claims alleging the intellectual property subject to our licensing agreements is violating the intellectual property rights of others.

We may face significant expense and liability as a result of litigation or other proceedings relating to intellectual property rights of others. We could be required to participate in interference proceedings involving issued patents and pending applications of another entity. The cost to us of any such proceeding could be substantial. An adverse outcome in an interference proceeding could require us to cease using the technology, substantially modify it or to license rights from prevailing third parties. There is no guarantee that any prevailing owner of intellectual property would offer us a license so that we could continue to engage in our activities, or that such a license is made available to us, could be acquired on commercially acceptable terms. In addition, third parties may, in the future, assert other intellectual property infringement claims against us with respect to our services, technologies or other matters.

We may be subject to significant liability should the consumption of any of our products cause or be claimed to cause illness or physical harm.

We sell products for human consumption, which involves risks such as product contamination or spoilage, product tampering, other adulteration, mislabeling and misbranding. Under certain circumstances, we may be required to, or may voluntarily, recall or withdraw products. Such withdrawal may negatively and significantly impact our sales and profitability for a period of time and could result in significant losses depending on the costs of the recall, the destruction of product inventory, product availability, competitive reaction and customer and consumer reaction. We may also be subject to claims or lawsuits resulting in liability for actual or claimed injuries, illness or death. Any of these events may result in a material adverse effect on our business. Even if a product liability claim or lawsuit is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or physical harm could adversely affect our reputation with existing and potential customers and consumers and our corporate and brand image. Moreover, certain claims or liabilities of this sort might not be covered by our insurance or by any rights of indemnity or contribution that we may have against others. We maintain product liability insurance in an amount that is required by our customers/retailers. However, we cannot be sure that we will not incur claims or liabilities for which we are not insured or that exceed the amount of our insurance coverage. A product liability judgment against us or a product recall could have a material adverse effect on our business, consolidated financial condition, results of operations or liquidity.

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director.

Our Certificate of Incorporation and Bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions. The Company does not currently have the director and officer liability insurance but is in the process of obtaining such coverage in the near future.

Risks Related to COVID-19

The uncertainty and extent of the COVID-19 pandemic may continue to have an adverse effect on our operations and on the global capital markets.

The current outbreak of COVID-19 could continue to have a material and adverse effect on the Company’s business operations. We sell our products throughout the United States and global markets to buyers which typically represent recognized large retail chain stores. Any disruptions or restrictions on the Company’s ability to travel or to distribute its products in the United States and in global markets, as well as temporary closures of production facilities would likely impact our sales and operating results. In addition, Covid-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets of many other countries, resulting in an economic downturn that could affect demand for our products and significantly impact our operating results.

The extent to which our results continue to be affected by COVID-19 will largely depend on future developments which cannot be accurately predicted, including the duration and scope of the pandemic, governmental and business responses to the pandemic and the impact on the global economy, demand for our products, and our ability to provide our products, particularly as result of our employees working remotely and/or the closure of certain offices and production facilities. While these factors are uncertain, the COVID-19 pandemic or the perception of its effects could continue to have a material adverse effect on our business, financial condition, results of operations, or cash flows.

Risks Related to Our Common Stock

The Company’s sole officer beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over shareholder and corporate actions.

Paul Adler, the founder and President of the Company, is currently the beneficial owner of approximately 85.5% of the Company’s outstanding Common Stock, and assuming that the Selling Stockholder purchases the maximum number of the Shares being registered hereunder pursuant to the Purchase Agreement, will own approximately 68.7% of the Company’s then outstanding Common Stock. In addition, Mr. Adler owns 1,000 shares of Series A Super Voting Preferred Stock as such, he will have approximately 95.2% of the voting power in the Company and thus be able to control all matters requiring approval by shareholders, including the election of directors and approval of significant corporate transactions.

The Company has authorized the issuance of preferred stock with certain preferences.

The Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors of the Company (the “Board”) has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The Board may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the Board as a device to prevent a change in control of the Company. To the Company has designated 1,000,000 shares of Series A Super Voting Preferred Stock, each of which votes with the Common Stock and has 100,000 votes. Mr. Adler, our sole officer and a member of the Board, owns all the issued 1,000 shares of this class of preferred stock which gives him an additional 100,000,000 in any shareholder meeting.

Future capital raises may dilute our existing shareholders’ ownership, the value of their equity securities and/or have other adverse effects on our operations.

If we raise additional capital by issuing equity securities in connection with equity financings, our existing shareholder’ percentage ownership may decrease, and these shareholders may experience substantial dilution. If we raise additional funds by issuing debt instruments, these debt instruments could impose significant restrictions on our operations, including liens on our assets. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or products, or to grant licenses on terms that are not favorable to us or could diminish the rights of our shareholders. Furthermore, if we offer to sell our shares of Common Stock in subsequent offerings for the purchase price that is less than the purchase price of shares of Common Stock offered pursuant to this prospectus, this may impact the value of equity securities of the shareholders that are purchasing our shares of Common Stock in the offering pursuant to this prospectus. In addition, the issuance of such additional shares may impact the ability of any investor to sell their shares once such shares are eligible for sale.

The sale of shares of our Common Stock to Williamsburg may cause dilution, and the subsequent resale of the shares of our Common Stock acquired by Williamsburg, or the perception that such resales may occur, could cause the price of our Common Stock to fall.

Under the Purchase Agreement, we may require Williamsburg to purchase up to $5.0 million of our Common Stock, except that, pursuant to the terms of the Purchase Agreement, we would be unable to sell shares to Williamsburg if such purchase would result in its beneficial ownership of more than 4.99% of our outstanding Common Stock. After Williamsburg has acquired our shares, it may sell all, some, or none of those shares. Therefore, sales to Williamsburg by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to Williamsburg, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish. Under the Purchase Agreement, Williamsburg’s per-share purchase price for our shares will be equal to 90% of the VWAP average of the Common Stock on the Principal Market during five consecutive Trading Days immediately following the Clearing Date associated with the applicable Put Notice during which the purchase price is valued. Depending on market liquidity at the time, resales of these shares may cause the trading price of our Common Stock to fall.

Williamsburg will pay less than the then-prevailing market price for our Common Stock.

We will sell shares of our Common Stock to Williamsburg pursuant to the Purchase Agreement at 90% of the VWAP average of the Common Stock on the Principal Market during five consecutive Trading Days immediately following the Clearing Date associated with the applicable Put Notice during which the purchase price is valued. Williamsburg has a financial incentive to sell our Common Stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Williamsburg sells the shares, the market price of our Common Stock could decrease.

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act, as an emerging growth company, the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

“Penny Stock” rules may make buying or selling our Common Stock difficult. Limitations upon Broker-Dealers Effecting Transactions in “Penny Stocks”

Trading in our Common Stock is subject to material limitations as a consequence of regulations which limit the activities of broker-dealers effecting transactions in “penny stocks.” Pursuant to Rule 3a51-1 under the Exchange Act, our Common Stock is a “penny stock” because it (i) is not listed on any national securities exchange (ii) has a market price of less than $5.00 per share, and (iii) its issuer (the Company) has net tangible assets less than $2,000,000 (if the issuer has been in business for at least three (3) years) or $5,000,000 (if the issuer has been in business for less than three (3) years).

Rule 15g-9 promulgated under the Exchange Act imposes limitations upon trading activities on “penny stocks”, which makes selling our Common Stock more difficult compared to selling securities which are not “penny stocks.” Rule 15a-9 restricts the solicitation of sales of “penny stocks” by broker-dealers unless the broker first (i) obtains from the purchaser information concerning his financial situation, investment experience and investment objectives, (ii) reasonably determines that the purchaser has sufficient knowledge and experience in financial matters that the person is capable of evaluating the risks of investing in “penny stocks”, and (iii) delivers and receives back from the purchaser a manually signed written statement acknowledging the purchaser’s investment experience and financial sophistication.

Rules 15g-2 through 15g-6 promulgated under the Exchange Act require broker-dealers who engage in transactions in “penny stocks” first to provide their customers with a series of disclosures and documents, including (i) a standardized risk disclosure document identifying the risks inherent in investing in “penny stocks”, (ii) all compensation received by the broker-dealer in connection with the transaction, (iii) current quotation prices and other relevant market data, and (iv) monthly account statements reflecting the fair market value of the securities.

There can be no assurance that any broker-dealer which initiates quotations for the Common Stock will continue to do so, and the loss of any such broker-dealer likely would have a material adverse effect on the market price of our Common Stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because our Common Stock is deemed a low-priced “penny stock,” it will be cumbersome for brokers and dealers to trade in our Common Stock, making the market for our Common Stock less liquid and negatively affect the price of our stock.

We will be subject to certain provisions of the Exchange Act, commonly referred to as the “penny stock” rules as defined in Rule 3a51-1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Since our stock is deemed to be a penny stock, trading is subject to additional sales practice requirements of broker-dealers. These require a broker-dealer to:

●	Deliver to the customer, and obtain a written receipt for, a disclosure document;
●	Disclose certain price information about the stock;
●	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
●	Send monthly statements to customers with market and price information about the penny stock; and
●	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules and FINRA rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our Common Stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

We are an “emerging growth company” under the JOBS Act of 2012 and a “smaller reporting company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our Common Stock may be less attractive to investors.

We are an “emerging growth company”, as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the earlier of (i) the last day of the year following the fifth anniversary of the date of the completion of our initial public offering, (ii) the last day of the year in which we have total annual gross revenue of at least $1.07 billion, (iii) the last day of the year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period..

Even after we no longer qualify as an “emerging growth company,” we may still qualify as a “smaller reporting company,” which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, presenting only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Since we are traded on the OTC Pink Market, an active, liquid trading market for our Common Stock may not develop or be sustained. If and when an active market develops the price of our common stock may be volatile.

Presently, our Common Stock is traded on the OTC Pink Market. There is a very limited trading in our stock and there is no assurance that an active market will develop. In the absence of an active trading market, investors may have difficulty buying and selling or obtaining market quotations, market visibility for shares of our Common Stock may be limited, and a lack of visibility for shares of our Common Stock may have a depressive effect on the market price for shares of our Common Stock. The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares.

Trading in stocks quoted on the OTC Pink Market is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our Common stock. Moreover, the OTC Pink Market is not a stock exchange and is not an established market, and trading of Securities is often more sporadic than the trading of securities listed on a national stock exchange like the NYSE. Accordingly, you may have difficulty reselling any shares of Common Stock.

THE SELLING STOCKHOLDER

This prospectus relates to the possible resale of up to 3,550,000 Shares of Common Stock, consisting of (i) 50,000 shares that are issued and outstanding, and (ii) 3,500,000 shares that are issuable under the Purchase Agreement, which may be resold from time to time pursuant to this prospectus by the Selling Stockholder. We are registering the Shares pursuant to the provisions of the Purchase Agreement in order to permit the Selling Stockholder to offer the Shares for resale from time to time.

All expenses incurred with respect to the registration of the Shares will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Stockholder in connection with the sale of such Shares.

Neither the Selling Stockholder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The Shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholder may offer all or part of the Shares for resale from time to time. However, the Selling Stockholder is under no obligation to sell all or any portion of the Shares.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering	Common Stock Being Offered	Common Stock Beneficially Owned After this Offering (2)

Williamsburg Venture Holdings, LLC (1)	50,000	Up to 3,550,000	Up to 4.99%

(1) Ronald Glenn is the Managing Member of Williamsburg Venture Holdings, LLC, and has sole voting control and investment discretion over the securities held by Williamsburg Venture Holdings, LLC. Mr. Glenn disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The principal business address of Williamsburg Venture Holdings, LLC is 395 Leonard St, Suite 719, Brooklyn, New York, 11211.

(2) Pursuant to the Purchase Agreement, Williamsburg may not purchase any Shares under the Purchase Agreement if such purchase, when added to the number of Shares already beneficially owned, would cause Williamsburg to be the beneficial owner of more than 4.99% of the Company’s Common Stock outstanding on the date of such purchase.

Material Relationships with Selling Stockholder

Other than in connection with the transactions described above, we have not had any material relationships with the Selling Stockholder in the last three (3) years.

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Stockholder. We will receive no proceeds from the sale of shares of our Common Stock by the Selling Stockholder under this prospectus. The proceeds from the sales will belong to the Selling Stockholder. However, subject to such limitations as are set forth in the Purchase Agreement, we may receive gross proceeds of up to $5,000,000 assuming that we sell all of our shares of Common Stock that we have the right, but not the obligation, to sell to the Selling Stockholder under the Purchase Agreement.

We intend to use the proceeds that we receive from the purchases under the Purchase Agreement for general corporate purposes and our working capital requirements, including the costs of preparing this prospectus and the registration statement of which it forms a part.

Even if we sell $5.000,000 in Shares to Williamsburg pursuant to the Purchase Agreement, we expect to need to obtain additional financing in the future in order to fully fund all of our planned activities. We may seek additional capital in the private and public equity or debt markets. We are evaluating additional financing opportunities on an ongoing basis and may execute them as appropriate. There is no assurance that we can consummate such a transaction at all or on favorable terms.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Stockholder and buyers of our Common Stock in private transactions, or as otherwise described in “Plan of Distribution.”

PLAN OF DISTRIBUTION

The Selling Stockholder, including its pledgees, assignees and successors-in-interest, may, from time to time, sell any or all of their securities covered hereby on the OTC Markets or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this Prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We have advised the Selling Stockholder that they should consult with their own legal counsel to ensure compliance with Regulation M. We will make copies of this Prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

MARKET FOR OUR COMMON STOCK AND DIVIDEND POLICY

Our Common Stock has been quoted on the OTC Markets Pink marketplace under the trading symbol “GDMK” since January 21, 2020. Trading volume in our Common Stock has often been very limited. As a result, the trading price of our Common Stock have been subject to significant fluctuations. There can be no assurance that a liquid market will develop in the foreseeable future.

Transfer of our Common Stock may also be restricted under the securities or “blue sky” laws of certain states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the Common Stock for an indefinite period of time. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

As of December 20, 2021, the closing price of our Common Stock was $0.31 per share and our stock was held of record by approximately 44 holders of record of our Common Stock. The number of record holders does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

THE BUSINESS AND BUSINESS PLAN

Current Business Operations

The Company operates as a global multi-line consumer packaged goods (“CPG”) company with branded product lines and is a food and snack manufacturer, marketer and distributor through its subsidiary Global Diversified Holdings, Inc (“GDHI”) in the United States, Canada, and Europe. The Company operates in the snack market segment and offers Italian Wafers, French Madeleines, Coconut Wafer Bites, Italian Filled Croissants, shelf-stable Macarons, and other gourmet snacks. We sell our products directly through various distribution channels comprising specialty, grocery retailers, food service distributors, direct store delivery (“DSD”) as well as vending, pantry, and the micro-market segment. Our sole officer attends global food trade shows to seek out innovative and unique snacks products. Once the Company identifies products that fit within its distribution channels, it will enter into a non-exclusive manufacturing contract with third parties to produce products under the Company’s own trademarked brands for sale in the United States and/or global markets. Currently, the Company maintains five trademarks for its brands; each of which can and may cover numerous product lines with a variety of unique identifiers (known as SKU’s) offered under that brand name. We have non-contractual on-going relationships with many Fortune 500 companies including club and retail chain stores. We sell directly to these companies which purchase the items from us and distribute the items to their stores. We also sell and distributes to DSD distributors and food-service distributors which in turn service vending machine channels as well as micro-markets and coffee pantries.

We sell our products throughout the United States and global markets to buyers which typically represent recognized large retail chain stores. The products are then distributed by the chains to their local outlets. We seek out and develop snacks and gourmet foods to brand under our trademarks based on management’s beliefs as to consumer demand. The Company works closely with buyers to evaluate products with the intent to identify products that have likely customer demand.

The Company intends to continue to seek to develop additional gourmet foods and snack products under its trademarked brands and to expand the Company’s offering portfolio by identifying, producing, and marketing new products. Management believes that the strategy of acquiring small regional brands and adding these to the Company’s national distribution can prove beneficial for the Company.

Recent Developments

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that has adversely affect the economies and financial markets worldwide, and has adversely affected our business, results of operations and financial condition. While we are unable to quantify the impact, we are aware that our restrictions on access to retail stores and other commercial activities has had an adverse effect on our results.

During 2020 we increased our revenue 26.1% above 2019 levels. We believe our revenue increase in 2020 would have been in excess of what we recorded had we not experienced the impact of Covid-19.

On January 27, 2021, we announced that we had successfully secured placement with a National Club Store Chain “Store Chain” for our premium snacks to be stocked and sold in the Northeast Region. The initial order we received amounted to $282,880. We expect to receive additional orders although there can be no assurances.

Vending Operations

In addition to placing its products with large retail specialty chains, the Company supplies products to vending channels throughout the United States through food service distributors. These vending machines are located in malls, service stations, and schools. The Company works with vending companies that have, in the aggregate, more than 100,000 machines nationwide. The Company supplies vending companies with products. The Company works directly with some vending companies and with others through its food service distributors. The broker pre-sells the products and the distributor services the accounts. When the distributor services the accounts, the distributor buys the product directly. Vending machine sales represent approximately 6% to 9% of our revenues.

Products and Trademarked Brands

The Company currently owns six trademark brands. Each brand encompasses numerous SKUs that are brought to the market from time to time. The Company produces its products primarily on an “on request” basis from its retail chain buyers for sale through such chains. The Company’s trademarks are listed below as follows:

Country	Mark	Status	Class	Serial Number	Registration Number	Registration Date	Owner Name	Expiration Date
USA	BISCOTTELLI	Live	030	86579810	4994327	March 28, 2015	Paul Adler	March 27, 2025
USA	DOLCIBONO	Live	030	88639475	6078602	October 2, 2019	Global Diversified Holdings, Inc.	October 1, 2029
USA	BONBONS DE PARIS	Live	030	87296805	544000	January 11, 2017	Paul Adler	January 10, 2027
USA	FRUTTATA	Live	029	88519630	6171561	July 17, 2019	Global Diversified Holdings, Inc.	July 16, 2029
USA	COCO BLISS	Live	030	87256922	5351910	December 5, 2016	Paul Adler	December 4, 2026
USA	EZLYV	Live		97001930	Pending	August 30, 2021	Global Diversified Holdings, Inc.	August 29, 2031

Retail Chain Buyers

The primary distribution of our products has been through specialty retail chains. We work with the buying office that determines placement for our products. The retail chain will then distribute the products to its retail outlets.

Our Strategy and Strengths

We believe a variety of favorable consumer trends, including a greater focus on health and wellness, increased consumption of smaller, more frequent meals throughout the day and a preference for convenient gourmet foods and snacks will continue to drive overall snacking growth within the overall market. Our Management believes that the Company’s products appeal to a wide range of consumers, including most age brackets. The young snackers, classified as those being between the ages of 18-34, tend to consume more snacks than average adults but the gourmet foods reach the broader adult market. The senior market tends to reduce snacks and gourmet foods. We expect to explore the development and acquisition of small regional brands and adding them to the Company’s national distribution within the United States and globally.

We anticipate that our marketing strategy will use the internet and social media including Facebook, Instagram, and Twitter. Our distribution channels consist of retailers, distributors, online e-commerce, and vending companies. The Company’s marketing strategy is primarily targeted at the vendors and retail chain stores.

The Company anticipates utilizing the following opportunities to further their marketing program, to obtain information to adjust and modify, as needed, the marketing program, and to create direct interest in its products:

Networking. Networking could be a low-cost but often effective means for us to generate partnerships and growth while bolstering personal commitments to the Company. Management will join wholesalers’ associations to network with other food manufacturers and distributors.

Trade Shows. The Company plans to attend trade shows and exhibitions related to the food manufacturing industry, such as SIAL, PLMA Amsterdam, Thaifex, Fancy Food, CIBUS, ISM, and ANUGA among others. Through attendance at conventions and trade shows, management remains knowledgeable and informed about advancements, trends, and issues of concern in the market.

Direct Sales. The Company plans to employ a dedicated sales team to enact precise sales and promotional efforts in the near future.

Social Media and Food Blogging. The Company will manage its brands on social media sites, such as Facebook, Instagram, and Twitter. Twitter has proven an effective platform to conduct customer satisfaction surveys as well as solicit customer feedback on food products.

The rise in popularity of the food blogging community has given consumers a massive platform on which to share their opinion and make their voices heard. This has led to a rise in consumer concerns about food, with increasing emphasis being placed on healthy eating and organic produce. The Company will use food blogging websites to promote its products and highlight benefits that appeal to a new generation of socially-aware consumers.

Websites. A well-optimized website has been constructed, with proper site structure, page layout, and clear and easy navigation, along with targeted keywords embedded throughout the site to ensure prominent search engine placement and saturation. The Company’s websites: www.360worldsnacks.com, www.biscottelli.com, www.gdmginc.com, www.dolcibono.com, www.fruttatasnacks.com, and www.ezlyv.com are important marketing assets.

We anticipate that we will primarily target teens and adults up to age 65. The primary target market is “Young Snackers” that are 18-34 years old and tend to eat more snacks than other age groups. The trend of snacks between meals is especially strong with millennials and younger Americans. A quarter of American millennials, age 23 to 40, reported eating four or more times a day, compared to just 10% of Gen X and 9% of Baby Boomers. The Company believes that the senior age bracket (over 65) is not a strong snack market.

The Company use of co-packers for manufacturing and packaging of its products provides the most efficient and cost-effective means of operations for a small company like we are. It allows us to scale-up and meet growing demand, without having to invest in our own industrial setting and without the high overhead costs of hiring salespeople as employees of the Company. The Company intends to employ this model strategy in the future and also to attract and retain experienced sales team.

Competition

The snack food industry in the United States is very competitive, particularly in the savory and salty snack segment. In the United States, a study conducted and published by the Packaging Strategies magazine reported that snacks account for 51% of all food sales, and 92% of adults in the US have snacked within the last 24 hours.

The Company has observed an increased demand for “healthy” snacks. In the United States, companies are finding success in the “snackable” fruit and vegetable category, such as grapes or baby carrots.

A challenge facing entrants in the snack and gourmet food market is the dominance of leading snack food producers, particularly the industry leader PepsiCo. Large producers may experience a high degree of brand and consumer loyalty and typically possess sufficient capital to invest in extensive advertising and promotions to obtain a greater market share. Furthermore, companies such as PepsiCo often benefit from higher profit margins when compared with small- to medium-sized operators, enabling them to lower their product prices and to engage in price-based competition with competitors. Multinational producers may also experience lower per-unit costs due to economies of scale and scope.

Corporate History

The Company was incorporated as a Delaware corporation on December 1, 2017, under the name “Dense Forest Acquisition Corporation” and filed a registration statement on Form 10 with the SEC on January 19, 2018, registering its Common Stock by which it became a public reporting company sixty days thereafter.

On June 13, 2018, the Company effected a change in control with the resignation of the then officers and directors, contribution back to the Company of 19,500,000 shares of the 20,000,000 outstanding shares of its Common Stock by these former officers and directors, and the appointment of new officers and directors. In connection with this change of control, the Company filed an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware, changing its name to Global Diversified Marketing Group Inc. On June 14, 2018, the new management of the Company issued 12,500,000 shares of its Common Stock to Paul Adler, the then president of the Company.

On November 26, 2018, the Company effected the acquisition of Global Diversified Holdings, Inc., a private New York snack and gourmet food company, (“GDHI”) by the Company with the issuance of shares of the Company’s Common Stock in exchange for the outstanding shares of Common Stock of GDHI. GDHI became a wholly-owned operating subsidiary of the Company (the “Acquisition”). The transaction is accounted for as a combination of entities under common control since the date of the Acquisition.

Prior to the Acquisition, the Company had no business and no operations. Pursuant to the Acquisition, the Company acquired the operations and business plan of GDHI. The discussion hereinafter of the business and operations of the Company refer to the Company subsequent to the Acquisition of GDHI and all such discussions primarily report the operations of its now subsidiary unless otherwise so indicated.

Employees

The Company currently has three employees, including one executive officer, a newly-hired director of operations, and a staff employee.

Subsidiaries

The wholly-owned subsidiary, Global Diversified Holdings, Inc., is the Company’s only subsidiary.

Properties

The Company does not own real properties. The Company leases its office space at 4042 Austin Boulevard, Suite B, Island Park, New York 11558. The Company entered into a 60-month lease in October 2016 to rent 1,000 SF for $19,680 per year. The lease contains one five year renewal option with escalator clauses. The Company utilizes a 3PL warehouse in Port Reading, New Jersey. The Company’s website is www.360worldsnacks.com. Management believes that its present facilities are adequate for its needs and that if it was required to do so, it could obtain similar facilities at a similar cost.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Prior to the acquisition of GDHI as a subsidiary, the Company had no operations other than the administrative operations involved with the change in control. The information discussed herein below reflects the results of the Company’s subsidiary, GDHI, an operating company in the snack and gourmet food production, marketing, and distribution industry.

Results of Operation

Comparison of Results of Operations for the Three Months Ended September 30, 2021 and 2020

Revenue and Cost of Sales

During the three months ended September 30, 2021, our revenues were $732,601 compared to $667,237 during the period ended September 30, 2020, an increase of $65,304, or an increase of approximately 9.8%. The increase is primarily attributable to the increased orders with existing customers and expansion of the Company’s product offering, the addition of a significant big box retail customer

Cost of sales was $451,069 for the three months ended September 30, 2021 compared to $420,698 for the three months ended September 30, 2020. The increase in cost of sales is due to increased sales levels. Gross profit margin for the nine months ended September 30, 2021 was 38.4% compared to 36.9 % during the same three month period in 2020. The improvement in gross profit margins is attributable to more efficient operations at higher sales levels.

Operating expenses

During the three months ended September 30, 2021 our operating expenses were $304,060 compared to $208,821 during the three months ended September 30, 2020. Both periods include charges for non-cash stock based compensation due to stock issuances for services. The primary reasons for the increase in operating expenses excluding stock based compensation in both periods is due to an increase of $83,272 in payroll, increase of $28,609 in general and administrative expenses associated with supporting higher levels of revenue.

Other Expense

Other expense was comprised solely of interest expense which amounted to $4,905 during the period ended September 30, 2021 compared to $7,215 during the same three month period ended September 30, 2020. The decrease in interest expenses is due to lower levels of factoring required due to the Company’s improved profitability.

Comparison of Results of Operations for the Nine Months Ended September 30, 2021 and 2020

Net (Loss) Income

Net loss for the three months ended September 30, 2021 was $27,432 compared to a net income of $59,144 for the three months ended September 30, 2020. The decrease in profitability in this period compared to the same period in 2020 is attributable to increased expenses offset to a lesser extent by an improvement in gross margin.

Revenue and Cost of Sales

During the nine months ended September 30, 2021, our revenues were $2,112,580 compared to $1,260,539 during the period ended September 30, 2020, an increase of $852,041.

The increase is primarily attributable to the increased orders with existing customers and expansion of the Company’s product offering, the addition of a significant big box retail customer in the first quarter and partially attributable a comparison to 2020 which was impacted by Covid-19.

Cost of sales was $1,256,778 for the nine months ended September 30, 2021 compared to $785,473 for the nine months ended September 30, 2020. The increase in cost of sales is due to increased sales levels. Gross profit margin for the nine months ended September 30, 2021 was 40.5% compared to 37.7% during the same nine month period in 2021. The improvement in gross profit margins is attributable to more efficient operations at higher sales levels.

For the nine months ended September 30, 2020, we had five customers that represented 99% of our business, compared to four customers that represented 85% of our business during the nine months ended September 30, 2020. The loss of any these customers could have a material adverse impact on our business.

Operating expenses

During the nine months ended September 30, 2021 our operating expenses were $1,654,585 compared to $26,613,023 during the nine months ended September 30, 2020. Operating expenses in both periods include no-cash charges for stock based compensation and a non-cash charge of $26,020,400 in 2020 related to the issuance of super preferred common stock. Excluding these non-cash charges, operating expenses were $870,326 during the nine months ended September 30, 2021 compared to $426,268 during the nine months ended September 30, 2021. The increase in operating expenses in 2021 compared to 2020 are attributable to increased payroll expenses of $176,059 and an increase in selling, general and administrative expenses of $246,542. The increase in Selling, general and administrative expense is attributable to extra infrastructure expense to support the Company’s growth and due to an increase in advertising expense of $153,517.

Other (Expense) Income

Other expense during the nine month period ended September 30, 2021 was $11,327 compared to other income of $5,469 during the period ended September 30, 2020. The decrease in other income in 2021 compared to the 2020 period is due to $28,642 in other income recorded as a result of PPP forgiveness in 2020 compared to $0- in 2021, offset by a decrease in interest expense in 2021 compared to 2020 of $11,846. The decrease in interest expenses is due to lower levels of factoring required due to the Company’s improved profitability.

Net Loss

As a result of the foregoing, net loss for the nine months ended September 30, 2021 was $810,110 compared to the net loss of $26,132,488 for the nine months ended September 30, 2020.

Liquidity and Capital Resources

As of September 30, 2021 we had $393,254 in cash and cash equivalents compared to $62,555 in cash as of September 30, 2020.

Net cash used in operating activities increased to $374,474 in the nine months ended September 30, 2021 compared to $81,085 during the same period in 2020. The increase in cash used in operating is primarily due to approximately $285,000 in higher levels of inventory necessitated due to worldwide supply chain issues.

The Company has historically financed its operations through the cash flow generated from operations, capital investment, notes payable and factoring.

Currently, the Company’s liquidity is provided by SBA COVID-19 loans and factoring. On May 21, 2020, the Company obtained a loan from the Small Business Administration of $150,000 (the “SBA Loan”). The SBA Loan bears interest at 3.75% per annum and is payable over 30 years with all payments of principal and interest deferred for the first 12 months. On July 20, 2021, the SBA modified the SBA Loan and increased the amount of the SBA Loan from $150,000 to $500,000. Management believes that $350,000 received by the Company in connection with this modification of the SBA Loan will improve the Company’s liquidity. In the event COVID-19 results in continuing decreased sales and profits, our ability to obtain additional factoring for our receivables could be negatively impacted which could have a material adverse impact on our liquidity or our ability to remain as a going concern.

The Company may also increase its liquidity by utilizing its right but not the obligation, to direct Williamsburg to purchase up to $5,000,000 of its Common Stock pursuant to the terms and subject to the conditions of the Purchase Agreement, by delivering Put Notices. The Purchase Agreement provides that the Company can sell the Put Shares to Williamsburg pursuant to applicable Put Notice from time-to-time over the 12-month period commencing on November 2, 2021, and ending on the earlier of (i) the date on which Williamsburg shall have purchased Put Shares pursuant to this Agreement equal to the Maximum Commitment Amount, (ii) November 2, 2022, or (iii) written notice of termination by the Company to Williamsburg, which shall not occur at any time that Williamsburg holds any of the shares it purchased in connection with the applicable Put Notice (the “Commitment Period”).

Going Concern

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. On a consolidated basis, we have incurred significant operating losses since inception. The Company’s independent auditor has indicated substantial doubt about the Company continuing as a going concern based on the Company’s accumulated deficit and accrued liabilities. Our ability to continue our operations as a going concern, realize the carrying value of our assets, and discharge our liabilities in the normal course of business is dependent upon our ability to raise capital sufficient to fund our commitments and ongoing losses, and ultimately generate profitable operations. If we cannot obtain needed funds, we may be forced to reduce or cease our activities with consequent loss to investors. In addition, should we incur significant presently unforeseen expenses or delays, we may not be able to accomplish our goals. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Estimates

Our financial statements and accompanying notes have been prepared in accordance with GAAP. The preparation of these financial statements requires management to make estimates, judgments, and assumptions that affect reported amounts of assets, liabilities, revenues and expenses. We continually evaluate the accounting policies and estimates used to prepare the financial statements. The estimates are based on historical experience and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by management. Certain accounting policies that require significant management estimates and are deemed critical to our results of operations or financial position. Our critical accounting estimates are more fully discussed in Note 2 to our unaudited financial statements contained herein.

Comparison of Results of Operations for the Years Ended December 31, 2020 and December 31, 2019

Revenues and Cost of Sales

Sales for the year ended December 31, 2020 were $1,660,726 compared to sales in 2019 of $1,317,092, an increase of $343,634 or approximately 26.1%. Our sales increases in the 2020 period is attributable to the addition of new customers, new products as well as increased sales to existing customers; offset by the impact of Covid-19.

Historically, the Company has relied on a small number of customers to generate a large portion of its revenue. In 2020, four customers accounted for 91% of the Company revenues. In 2019, the same four customers accounted for 91% of the Company’s revenues. Loss of any one of these four customers would have a material adverse impact on the Company’s profitability and liquidity.

For the year ended December 31, 2020, gross profit was $660,815 or 39.8% of revenue compared to gross profit of $371,002 or 28.2% of revenue. The increase in gross profit as a percentage of sales (“gross margin”) is attributable to improved buying efficiencies at higher levels of revenue.

Operating expenses

Operating expenses for the year ended December 31, 2020, were $26,821,661 compared to $492,031 for the same period ended December 31, 2019. The 2020 period includes a non-cash charge of $26,020,400 in stock-based compensation related to the issuance of the Series A Preferred Stock with super-voting rights to the Company’s chief executive officer, and $168,529 in non-cash charges to professional expenses due to the issuance of restricted common shares to consultants and investment bankers, see Note 3. Capital Stock.

Excluding the charges of $26,020,400 and $168,529, operating expenses were $632,732 during the year ended December 31, 2020 compared to $492,031 or an increase of $140,701. This increase in 2020 is primarily attributable to increased advertising expenses of approximately $74,000 in the 2020 period to help support sales levels, increased warehouse storage charges of approximately $21,700; increased Amazon selling fees approximately $35,000 offset by reductions of approximately $35,000 in other general and administrative expenses.

Other income and (expense)

Other income and expense is comprised of other income items and interest expense. Other income was $5,785 for the year ended December 31, 2020, compared to $29,955 in other expense during the same period ended December 30, 2019. The improvement in other income and expense of $35,740 is attributable to the recording of income for the forgiveness of $28,642 in PPP loans, 11,442 in employee retention credits related to the governments COVID relief plans offset by an increase in interest expense of $ 4,344 over prior year levels.

Liquidity and Capital Resources

As of December 31, 2020, and 2019, the Company had $62,555 and $22,291 in cash on hand, respectively. Net cash used in operating activities was $41,597 compared to $21,663 for the same period ended December 31, 2019. The increase in net cash used in operating activities is primarily attributable to a reduction in operating losses in 2020 (after deducting non-cash stock compensation expense) compared to the 2019 period; more than offset by an increase in inventory levels.

Cash flows from financing activities increased to $71,969 for the period ended December 31, 2020, compared to $22,439 during the same period ended December 31, 2019. The increase in net cash provided from financing activities is attributable to the receipt of $149,900 in government PPP and EIDL loans in 2020 compared to zero in 2019, offset by a net reduction in loans payable of $77,931 in 2020 compared to loans of $22,269 during the comparable period in 2019.

A large portion of the Company’s liquidity in 2020 was provided by the SBA COVID-19 loans thus allowing the Company to reduce its reliance on factoring. Additionally, in the second half of the year the Company became marginally profitable from operations compared to losses in previous comparable periods In the event the Company cannot maintain its profitability going forward, it will have to rely on additional factoring or other sources of financing such as debt or equity. There can be no assurances that other forms of financing on reasonable terms, or continued higher levels of factoring will be available to the Company in the future.

Seasonality

The Company’s business is subject to seasonality with reduced sales in the fourth quarter of the year. Typically, sales are lower in the mid to end of the fourth quarter because the Company’s clients ramp up towards November and then they assess their inventory positions at year-end prior to placing new orders for the following year.

Off-Balance Sheet Arrangements.

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Going Concern

The Company’s independent auditor has indicated substantial doubt about the Company continuing as a going concern based on the Company’s accumulated deficit and accrued liabilities. As of December 31, 2020, the Company had negative working capital of $68,612 and had a stockholder’s deficit of $51,366.

The consolidated financials have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. If the Company is in fact unable to continue as a going concern, the shareholders may lose some or all of their investment in the Company.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Equipment Financing

The Company has no existing equipment financing arrangements.

MANAGEMENT

Directors, Executive Officers and Advisors

The following table sets forth the names and ages of our officers and directors. Our executive officers are elected annually by our Board. Our executive officers hold their offices until they resign, are removed by the Board, or a successor is elected and qualified.

Name	Age	Position	Director/Executive Officer Since

Paul Adler	44	President, Chief Financial Officer, Secretary, Treasurer, Director	June 13, 2018
James Curtis Donegan	64	Director	February 24, 2021
Michael Cascione	62	Director	February 24, 2021
Sandra G. Williams	76	Director	February 24, 2021
David Natan	68	Director	February 24, 2021

The Company is authorized to have at least one director but no more than five. Each of the Company’s directors serves for a term of one year or until a successor is elected and qualified. Set forth below is a brief description of the background and business experience of our executive officers and directors.

Paul Adler

President, Secretary, Chief Financial Officer and a director of the Company.

Paul Adler has over a decade of experience in food manufacturing and marketing industries having served as a board member in two food manufacturing companies. In 2012, Mr. Adler established Fruttata Brand, a line of freeze-dried healthy fruit snacks, under the corporate umbrella of Global Diversified Holdings, Inc., the subsidiary of the Company. Since 2012, Mr. Adler has worked with Global Diversified Holdings Inc., our subsidiary, in which he currently serves as a director, President, Chief Financial Officer and Secretary, to continue its development as a manufacturer, marketer and supplier of unique products. Mr. Adler has extensive knowledge of day-to-day business operations ranging from Wall Street companies to running a private company and has been successful at establishing long-lasting business relationships throughout his career.

James Curtis Donegan has 30 years sales and marketing experience in the food industry. Mr. Donegan’s has been the principal of Crestview Consultants since 2006 serving various food industry clients. Prior thereto worked for many food industry companies including P&G from 1979 to 1981, Pepsi from 1981 to 1983, Ragu Foods – Unilever from 1983 to 1989, McCain Elio’s Foods from 1989 to 1992 and others.

Michael Cascione is the founder and president of Group C, whose various companies provide Pantry, Micro Markets, Coffee and Vending services. Mr. Cascione’s original startup, CC Vending (CCV), began in 1989 was with a single beverage machine. CCV has subsequently grown into one of the largest vending companies on the East Coast, servicing over 15,000 machines, while managing the operations of several other companies throughout four states. Mr. Cascione, credits his early embrace and investment in technology as one of the keys to his and the company’s success. CCV currently develops new technology for Micro-Markets and creates healthy products for the K-12 market, where it services the nation’s largest public school system, the New York City Department of Education. In addition, Group C’s Metropolitan Coffee House roasts and packages its own coffee for OCS accounts throughout the tri-state area. Mr. Cascione continues to guide Group C’s expansion in both technology and geography; committing resources to research and development, as well as corporate acquisition.

Sandra G. Williams has been a consultant to a New York City sportswear and dress manufacturer since May 2018. Prior thereto was at TJX Corporation in various capacities from 2000 to 2018.

David Natan is a CPA (inactive) and has been CEO of David Natan & Associates since 2007. Prior thereto he was CFO for five listed public companies.

Directors Donegan, Cascione, Williams and Natan were appointed to the Board on February 24, 2021. On March 1, 2021, the Company granted 25,000 shares of Common Stock to each of these directors. In addition, the Company granted Mr. Natan another 25,000 shares of Common Stock in connection with his appointment as the member of the Audit Committee.

Director Independence

With the exception of Paul Adler, our Board has determined that all of our directors are independent, as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In assessing the independence of the directors, the Board considers any transactions, relationships and arrangements between our Company and our independent directors or their affiliated companies. This review is based primarily on responses of the directors to questions in a director and officer questionnaire regarding employment, business, familial, compensation and other relationships with our Company or our management.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board.

Committees of the Board

Audit Committee

The Company established its Audit Committee on April 5, 2021. The Audit Committee will (a) assists the Board in fulfilling its oversight of: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements relating to the Company’s financial statements and related disclosures; (iii) the qualifications and independence of the Company’s independent auditors; and (iv) the performance of the Company’s independent auditors; and (b) prepares any reports that the rules of the SEC require be included in the Company’s annual proxy statement. We appointed our new director, David Natan, as the member of the Audit Committee. Our Board may designate from among its members to appoint additional members to the Audit Committee in the future. We have not adopted a written audit committee charter at this time.

Other than the audit committee, the Company currently does not have any other committees, nor does the Company have a written nominating, compensation or audit committee charter. The Board believes that it is not necessary to have such committees, at this time, because they can adequately perform the functions of such committees. However, the Board may establish such committees in the near future upon the Board’s determination.

The Company does not currently have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board believe that, given the stage of the Company’s development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. The Company does not currently have any specific or minimum criteria for the election of nominees to the Board and does not have any specific process or procedure for evaluating such nominees. The Board will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment. A shareholder who wishes to communicate with the Board may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Certain Legal Proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Oversight

Effective risk oversight is an important priority of the Company. Because risks are considered in virtually every business decision, the Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so. Prior to the establishment of the new Audit Committee, our entire Board was responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. With the establishment of the audit committee, the audit committee will perform this and other functions, assisting the Board in fulfilling its oversight responsibilities.

Code of Ethics

The Company has not adopted a code of ethics. The Company anticipates that it will adopt a code of ethics when either the number of directors or the number of employees increases.

Director of Operations.

Sergey Kats. Sergey Kats has started his employment with the Company as the director of operations on April 5, 2021. Prior to joining the Company as the director of operations, Mr. Kats has worked in major business banking institutions. From March 2019 to March 2021, Mr. Kats served as Vice President Senior Bank Business Banker at Capital One Bank. From March 2012 to March 2019, he was employed with JP Morgan Chase Bank, starting as a Business Banker and becoming a Vice President Business Relationship Manager. Mr. Kats received his Associate Degree in Business Administration at Nassau Community College in May 2007. We do not have a written employment agreement with Mr. Kats, but the Company made an oral arrangement to pay Sergey Kats an annual salary in the amount of $160,000. In addition, the Company issued 100,000 shares of its Common Stock to Mr. Kats upon his employment as a bonus.

Advisors

In addition to the management team, the Company has developed an advisory team that supports the Company and provides guidance and credibility and contacts as needed. The advisors do not receive compensation for their assistance to the Company. The advisors include:

Anthony Cascione. Anthony Cascione is a lifetime member of the vending industry and a partner in Group C. As the director of operations of Route Drive and Manager and a specialist in operations and logistics, Mr. Cascione’s deployment of cloud-based management and telemetry systems have helped CC Vending become one of the East Coast’s largest independent operators, with over 15,000 machines in a four-state area. He has similarly expanded Group C’s Micro Market facilities, which now operate throughout the region. Of particular note, is the 10-year extension of the New York City Department of Education contract, which was credited to Mr. Cascione’s management of the account and his stewardship throughout the renewal process. At the present time, there are over 3,000 machines operating in 1,400 schools. Mr. Cascione is committed to the continued growth of Group C and its various companies. His knowledge of the industry and passion for innovation, along with his leadership, has provided the structure and strategy to continue its expansion in both operations and geography. Anthony Cascione is the son of Michael Cascione.

Oleg Kaplun. In 2010, Mr. Kaplun started a food distribution company in New York to service specialty and ethnic markets. He has continued to grow his company by expanding the customer base and introducing products from all over the world. He has increased truck fleet by 6-fold and continues to seek new opportunities by branching out in other markets. Currently, the assortment of the products that his company offers is up to 2500 SKU’s. Before founding his distribution company, Mr. Kaplun ran a national distribution company in Israel and was instrumental in building a multinational distribution network.

EXECUTIVE COMPENSATION

Summary Compensation

Name and principal position	Year	Compensation ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	Total ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)	(j)
Paul Adler	2019	198,000	0	0	0	NA	NA	198,000	NA	104,071
CEO,	2020	210,000	0	0	0			210,00		127,500
President										180,000

(1)	This compensation was paid to Paul Adler from the Company’s wholly-owned subsidiary, GDHI. The Company anticipates that it will continue paying such compensation to Mr. Adler with annual increases as approved by the Board. The Company may choose to pay an additional salary or stock to its executive management in the future.

No retirement, pension, profit sharing, insurance programs, long-term incentive plans or other similar programs have been adopted by us for the benefit of our employees. We had no outstanding equity awards as of the date of this prospectus.

There were no outstanding equity awards made to any officers or directors as of December 31, 2020.

Employment Agreements, Termination of Employment, Change-in-Control Arrangements

The Company has not entered into any employment agreements with any officers or key personnel. In connection with Mr. Kats’ employment, the Company orally agreed to provide to Sergey Kats an annual cash salary of $160,000. As of the date of this prospectus, the Company has three employees, including Paul Adler, our director and the sole officer, the director of operations and one staff employee. There are no compensation plans or arrangements, including payments to be made by us, with respect to Paul Adler that would result from the resignation, retirement or any other termination.

There are no arrangements for officers, employees or advisors that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 20, 2021, the number of shares of Common Stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each of our directors (iii) each of our Named Executive Officers and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. The Company does not have any compensation plans. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each shareholder’s address is c/o Global Diversified Marketing Group Inc, 4042 Austin Boulevard, Suite B, Island Park, New York 11558.

The percentages below are calculated based on 14,473,256 shares of Common Stock issued and outstanding as of December 20, 2021.

Name and Position	Shares Owned		Percent of Class

Paul Adler President, CFO, Director	12,375,200	(1)	85.5	%(1)
James Curtis Donegan, Director	35,000		*
Michael Cascione, Director	25,000		*
Sandra G. Williams, Director	25,000		*
David Natan, Director	50,000		*

All Officers and Directors as a Group (5 person)	12,510,200		86.4%

* Less than 1%

(1)	Includes 650,000 shares held by Mr. Adler’s spouse.

The following table sets forth as of the date of this prospectus, each person known by the Company to be an officer or director of the Company or a beneficial owner of five percent or more of the Company’s Series A Super Voting Preferred Stock.

Name and Position	Shares Owned	Percent of Class

Paul Adler, President, CEO and Director	1,000	100%

Each share of Series A Preferred votes with the Common Stock and has 100,000 votes. Accordingly, Mr. Adler has an additional 100,000,000 votes in addition to his 12,375,200 shares of Common Stock and together has an aggregate of 112,375,200 voting share equivalents equaling more than 98.1% of the voting power of our stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, since the beginning of the last two fiscal years, none of the following persons has had any direct or indirect material interest in any transaction to which our Company was or is a party, or in any proposed transaction to which our Company proposes to be a party:

●	any director or officer of the Company;

●	any proposed director or officer of the Company;

●	any person who beneficially owns, directly or indirectly, more than 5% percent of the voting rights attached to our Common Stock; or

●	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws).

During the years ended December 31, 2020, and 2019, the Company paid an annual salary to Paul Adler, the Company’s Chief Financial Officer and President, in the amount of $210,000 and $198,000, respectively, for the services provided to the Company by Mr. Adler.

On April 5, 2021, the Company hired Sergey Kats as the director of operations, and agreed to pay an annual salary in the amount of $160,000 to Mr. Kats for his services as the director of operations to be provided to the Company. In connection with his employment, the Company also issued to Mr. Kats an aggregate of 100,000 restricted shares of Common Stock, valued at $0.0001 per share or $10.00

DESCRIPTION OF SECURITIES

The rights of our stockholders are be governed by Delaware law, and our Certificate of Incorporation, as amended, and our Bylaws. The following statements relating to the capital stock briefly summarize certain material terms of the securities of the Company; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation, as amended and our by-laws, copies of which have been filed as exhibits to this registration statement.

Capitalization

The Company is authorized to issue 100,000,000 shares of Common Stock, par value $0.0001, of which 14,473,256 shares were outstanding as of the date of the registration statement, of which this prospectus is a part, and 20,000,000 shares of preferred stock, par value $0.0001 per share of preferred stock, of which 1,000,000 shares have been designated as Class A Super Voting Preferred Stock, (“A Stock”) with 1,000 shares of A Stock outstanding as of the date of this registration statement.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which have been filed as exhibits to filings the Company made with the SEC and are available for review on the SEC’s web site at www.sec.gov.

Common Stock

Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of Common Stock have no preemptive rights to purchase the Company’s Common Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock. The Company may issue additional shares of Common Stock which could dilute its current shareholder’s share value.

Preferred Stock

Our Board is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock.

Although our Board is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Class A Super Voting Preferred Stock

On February 24, 2020, we designated 1,000,000 shares of Class A Super Voting Preferred Stock (“A Stock”) by filing the Certificate of Designation with the Secretary of State of the State of Delaware. Each share of A Stock votes with the Common Stock and has 100,000 votes. A Stock has no conversion, dividend or liquidation rights. Accordingly, the holders of A Stock will, by reason of their voting power, be able to control the affairs of the Company. The foregoing is only a summary of the certificate of designation for the A Stock, which is incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. We have issued 1,000 shares of A Stock to Paul Adler, giving him effective voting control over our affairs for the foreseeable future.

Transfer Agent

The transfer agent of our Common Stock is Vstock Transfer, LLC.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s Common Stock. The foregoing required penny stock restrictions will not apply to the Company’s Common Stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by The Crone Law Group, P.C.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal years ended December 31, 2020 and December 31, 2019 have been audited by BF Borgers CPA PC, an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Certificate of Incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (I) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification. Section 145 of the Delaware General Corporation Law (“DCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (I) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The SEC’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the Common Stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001725911.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS

F-1

Global Diversified Marketing Group Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$393,254	$62,555
Accounts receivable	149,231	134,570
Prepaid expenses	-	31,444
Inventory	634,891	350,615
Other assets	999	10,890
Total current assets	1,178,375	590,074
Property and equipment, net	972	1,389
Operating lease right of use assets	2,092	14,257
Other assets-security deposit	1,600	1,600
Total assets	$1,183,039	$607,320

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expense	390,614	$472,514
Current portion of operating lease payable	900	15,732
Government loans payable	529,065	149,900
Loans payable	46,549	20,540
Total current liabilities	967,129	658,686
Total liabilities	967,129	658,686

Commitments and contingencies

Stockholders’ Equity(Deficit):
Preferred stock, Series A $.0001 par value, 1,000,000 shares authorized, 1,000 issued and outstanding	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 14,067,006 and 13,897,827 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1,407	1,313
Additional paid-in capital	27,351,373	26,267,208
Accumulated deficit	(27,139,889)	(26,329,779)
Accumulated other comprehensive income	3,019	9,892
Total stockholders’ equity(deficit)	215,910	(51,366)
Total liabilities and equity	$1,183,039	$607,320

The accompanying notes are an integral part of the consolidated financial statements.

F-2

Global Diversified Marketing Group Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020

Sales, net	$732,601	$667,237	$2,112,580	$1,260,539
Cost of goods sold	451,069	420,698	1,256,778	785,473
Gross margin	281,532	246,539	855,802	475,066
Operating expenses:
General and administrative expense -related party				26,020,400
Payroll and taxes	138,278	55,006	538,573	173,514
Legal and professional fees	40,977	57,773	676,022	226,120
Rent	4,356	4,203	13,068	12,610
Selling, general and administrative and expenses	120,448	91,839	426,921	180,379
Total operating expenses	304,060	208,821	1,654,585	26,613,023
Income (loss) from operations	(22,528)	37,718	(798,783)	(26,137,957)
Other (expense)
Interest expense	(4,905)	(7,215)	(11,327)	(23,173)
Miscellaneous income	-	28,642	-	28,642
Total other (expense)	(4,905)	21,427	(11,327)	5,469
Income (loss) before income taxes	(27,432)	59,145	(810,110)	(26,132,488)
Provision for income taxes (benefit)	-	-	-	-
Net loss	$(27,432)	$59,144	$(810,110)	$(26,132,488)

Basic and diluted earnings (loss) per common share	$(0.00)	$0.00	$(0.06)	$(2.00)

Weighted-average number of common shares outstanding:
Basic and diluted	14,053,310	13,100,461	13,861,540	13,060,434

Comprehensive income (loss):
Net income(loss)	$(27,432)	59,144	$(810,110)	(26,132,488)
Unrealized gain on foreign exchange	(1,941)	-	(6,872)	-
Comprehensive income (loss)	$(29,373)	$59,144	$(816,982)	$(26,132,488)

The accompanying notes are an integral part of the consolidated financial statements.

F-3

Global Diversified Marketing Group Inc.

Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited)

							Accumulated
	Preferred Stock		Common Stock		Additional Paid-in	Retained	Other Comprehensive	Total Stockholders’
	Shares	Value	Shares	Value	Capital	Earnings (Deficit)	Income(Loss)	Equity
Balance, December 31, 2019	-	$-	13,010,200	$1,301	$78,169	$(174,718)	$-	$(95,248)

Net income (loss)						(26,001,782)		(26,001,782)

Issuance of super-voting preferred stock	1,000				26,020,400			26,020,400

Balance, March 31, 2020	1,000	$-	13,010,200	1,301	26,098,569	(26,176,500)	$-	$(76,630)

Common stock issued for services			60,000	60	119,940			120,000

Net income (loss)						(189,850)		(189,850)

Balance, June 30, 2020	1,000	$-	13,070,200	$1,361	26,218,509	(26,366,350)	$-	$(146,480)

Net income (loss)						59,144		59,144

Common stock issued for services			57,000	$57	$46,298			46,355

Balance, September 30, 2020	1,000	$-	13,127,200	$1,418	26,264,807	(26,307,206)	$-	$(40,981)

							Accumulated
	Preferred Stock		Common Stock		Additional Paid-in	Retained	Other Comprehensive	Total Stockholders’
	Shares	Value	Shares	Value	Capital	Earnings (Deficit)	Income(Loss)	Equity
Balance, December 31, 2020	1,000	$-	13,132,518	$1,313	$26,267,208	$(26,329,779)	$9,892	$(51,366)

Common stock issued for services			349,681	35	485,503			485,538

Common stock issued in private placements		415,628	42	299,958			300,000

Net income(loss)						(410,545)		(410,545)

Change in foreign currency translation							(5,265)	(5,265)

Balance, March 31, 2021	1,000	$-	13,897,827	$1,390	$27,052,669	$(26,740,324)	$4,627	$318,362

Common stock issued for services			149,179	15	274,506			274,521

Net income (loss)						(372,132)		(372,132)

Change in foreign currency translation							333	333

Balance, June 30, 2021	1,000	$-	14,047,006	$1,405	$27,327,175	$(27,112,457)	$4,960	$221,082

Change in foreign currency translation							(1,941)	(1,941)

Net income (loss)						(27,432)		(27,432)

Common stock issued for services			20,000	2	24,198			24,200

Balance, September 30, 2021	1,000	$-	14,067,006	$1,407	$27,351,373	$(27,139,889)	$3,019	$215,910

The accompanying notes are an integral part of the consolidated financial statements.

F-4

Global Diversified Marketing Group Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2021	September 30, 2020

Cash flows from operating activities of continuing operations:
Net income (loss)	$(810,110)	$(26,132,488)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	417	417
Stock-based compensation -related party	-	26,020,400
Common stock issued for services	784,259	166,355
Changes in operating assets and liabilities:
Accounts receivable	(14,661)	(203,444)
Prepaid expenses	31,444	21,020
Right of use assets	12,165	12,165
Inventory	(284,277)	110,238
Other assets	9,892	3,385
Operating lease payable	(14,832)	(14,832)
Accounts payable and accrued expenses	(81,899)	(64,300)
Net cash provided by (used in) operating activities	(367,602)	(81,085)

Cash flows from investing activities:
Purchase of fixed assets	-	-
Net cash provided by (used in) financing activities	-	-

Cash flows from financing activities:
Increase (decrease) in loans payable, net	26,009	(67,606)
Proceeds from private placements	300,000	-
Government loans	379,165	149,900
Net cash provided by (used in) financing activities	705,174	82,294

Effect of exchange rates on cash and cash and cash equivalents	(6,872)	-
Net increase (decrease) in cash and cash equivalents	337,572	1,209
Cash and cash equivalents at beginning of period	62,555	22,291
Cash and cash equivalents at end of period	$393,254	$23,500

Supplemental disclosure of cash flow information:
Cash paid for interest	$11,327	$23,173
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-5

GLOBAL DIVERSIFIED MARKETING GROUP INC.

NOTES TO THE (UNAUDITED) CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Global Diversified Marketing Group Inc. (the “Company”), formerly known as Dense Forest Acquisition Corporation, was incorporated in Delaware on December 1, 2017, and changed its name on June 13, 2018, as part of a change in control. As part of the change in control, its then officers and directors resigned and contributed back to the Company 19,500,000 shares of the 20,000,000 outstanding shares of its common stock, and appointed new officers and directors.

On November 26, 2018, the Company effected the acquisition of Global Diversified Holdings, Inc. (“GDHI”), a private New York company owned by the Company’s president, with the issuance of 200 shares of the Company’s common stock in exchange for all of the outstanding shares of GDHI. GDHI became a wholly-owned subsidiary of the Company, and its activity for the periods presented are reflected in these unaudited consolidated financial statements along with the expenses of the Company.

Before the acquisition of GDHI, the Company had no business and no operations. Pursuant to the acquisition, the Company acquired the operations and business plan of GDHI, which imports and sells snack food products. For accounting purposes, GDHI is considered to be the acquirer, and the equity is presented as if the business combination had occurred on January 1, 2017.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the COVID-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most US states and many countries have issued policies intended to stop or slow the further spread of the disease.

COVID-19 and the U.S’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the COVID-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. Although our business has grown significantly over historic levels since March 31, 2020, we cannot determine if our business would have grown above current levels without the lingering impact of Covid-19. We continue to monitor the ongoing impact of Covid-19 on our business which is currently indeterminable.

Basis of Presentation

The unaudited consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a December 31 year-end.

Management’s Representation of Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the SEC. The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.

F-6

Principles of Consolidation

The accompanying unaudited consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable from customers, accounts payable, and loans payable. The carrying amounts of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Stock-Based Compensation

Under the modified prospective method, the Company uses, stock compensation expense includes compensation expense for all stock-based compensation awards granted, based on the grant-date estimated fair value.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of nine months or less to be cash equivalents. On September 30, 2021, and December 31, 2020, the Company had $393,254 and $62,555 in cash, respectively.

Accounts Receivable

Accounts receivables are generated from sales of snack food products to retail outlets throughout the United States. The Company performs ongoing credit evaluations of its customers and adjusts credit limits based on customer payment and current creditworthiness, as determined by a review of their current credit information. The Company continuously monitors credit limits for its customers and maintains a provision for estimated credit losses based on its historical experience and any specific customer issues that have been identified. An allowance for doubtful; accounts is provided against accounts receivable for amounts management believes may be uncollectible. The Company historically has not had issues collecting on its accounts receivable from its customers. The Company factors certain of its receivables to improve its cash flow.

Bad debt expense for the nine months ended September 30, 2021, and 2020 were $-0- and $-0-, respectively. The allowance for doubtful accounts on September 30, 2021, and December 31, 2020, was $-0-.

Inventory

Inventory consists of snack food products and packaging supplies, stated at the lower of cost or market.

F-7

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful life of the assets. Maintenance, repairs, and renewals that do not materially add to the value of the equipment nor appreciably prolong its useful life are charged to expense as incurred.

Revenue Recognition

Beginning January 1, 2018, the Company implemented ASC 606, Revenue from Contracts with Customers. Although the new revenue standard is expected to have an immaterial impact, if any, on our ongoing net income, we did implement changes to our processes related to revenue recognition and the control activities within them. These included the development of new policies based on the five-step model provided in the new revenue standard, ongoing contract review requirements, and gathering of information provided for disclosures.

The Company recognizes revenue from product sales or services rendered when control of the promised goods are transferred to our clients in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods and services. To achieve this core principle we apply the following five steps: identify the contract with the client, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to performance obligations in the contract and recognize revenues when or as the Company satisfies a performance obligation.

Advertising and Marketing Costs

The Company’s policy regarding advertising and marketing is to record the expense when incurred. The Company incurred advertising and marketing expenses of $160,893 and $7,376 during the nine months ended September 30, 2021, and 2020, respectively.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company’s wholly-owned subsidiary, with the consent of its stockholder, had elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code. Instead of paying federal corporate income taxes, the stockholder(s) of an S Corporation are taxed individually on their proportionate share of the Company’s taxable income. Therefore, prior to the business combination discussed above, the Company had made no provision for income taxes. Effective with the business combination, the wholly-owned subsidiary became a C-corporation, and the loss incurred in 2018 for the period as a C-corporation approximated $270,000. See Note 7. The Company’s income tax returns are open for examination for up to the past six years under the statute of limitations. There are no tax returns currently under examination.

Comprehensive Income

The Company has established standards for reporting and display of comprehensive income, its components, and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

F-8

Income (Loss) Per Share

Basic income (loss) per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

Adoption of ASC 842 - On January 1, 2019, we adopted FASB Accounting Standards Codification, or ASC, Topic 842, Leases, or ASC 842, which requires the recognition of the right-of-use assets and related operating and finance lease liabilities on the balance sheet. As permitted by ASC 842, we elected the adoption date of January 1, 2019, which is the date of initial application. As a result, the consolidated balance sheet prior to January 1, 2019, was not restated, continues to be reported under ASC Topic 840, Leases, or ASC 840, which did not require the recognition of operating lease liabilities on the balance sheet, and is not comparative. Under ASC 842, all leases are required to be recorded on the balance sheet and are classified as either operating leases or finance leases. The lease classification affects the expense recognition in the income statement. Operating lease charges are recorded entirely in operating expenses. Finance lease charges are split, where amortization of the right-of-use asset is recorded in operating expenses and an implied interest component is recorded in interest expense. The expense recognition for operating leases and finance leases under ASC 842 is substantially consistent with ASC 840. As a result, there is no significant difference in our results of operations presented in our consolidated income statement for each period presented.

We adopted ASC 842 using a modified retrospective approach for all leases existing on January 1, 2019. The adoption of ASC 842 had a substantial impact on our balance sheet. The most significant impact was the recognition of the operating lease right-of-use asset and the liability for operating leases. Accordingly, upon adoption, leases that were classified as operating leases under ASC 840 were classified as operating leases under ASC 842, and we recorded an adjustment of $44,602 to operating lease right-of-use assets and the related lease liability. The lease liability is based on the present value of the remaining minimum lease payments, determined under ASC 840, discounted using our secured incremental borrowing rate at the effective date of January 1, 2019, using the original lease term as the tenor. As permitted under ASC 842, we elected several practical expedients that permit us to not reassess (1) whether a contract is or contains a lease, (2) the classification of existing leases, and (3) whether previously capitalized costs continue to qualify as initial indirect costs. The application of the practical expedients did not have a significant impact on the measurement of the operating lease liability.

NOTE 2 – GOING CONCERN

As of September 30, 2021, the Company had cash and cash equivalents of $393,254 and an accumulated deficit of $(27,139,889). These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financials have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. If the Company is in fact unable to continue as a going concern, the shareholders may lose some or all of their investment in the Company.

NOTE 3 – EQUITY

Common stock

The Company has 100,000,000 shares of $0.0001 par value common stock authorized. The Company had 14,067,006 and 13,132,518 shares of common stock issued and outstanding as of September 30, 2021, and December 31, 2020, respectively. During the nine months ended September 30, 2021, the Company issued a total of 914,488 shares as follows:

F-9

Services

393,860 shares were issued to consultants and one employee providing professional services to the Company. These shares were valued at $534,009.

125,000 shares were awarded to four independent directors and were valued at $250,250.

All of these charges amounting to $784,259 were recorded as “professional fees” on the Company’s Consolidated Statements of Operations during the nine months ended September 30, 2021.

Sale of Common Stock to Accredited Investors

During the nine months ended September 30, 2021, the Company raised $300,000 from the sale of 415,628 shares to five accredited investors.

Preferred Stock

The Company has 20,000,000 shares of $.0001 par value preferred stock authorized. On February 24, 2020, the Company filed a Certificate of Designation for a class of preferred stock designated Class A Super Voting Preferred Stock (“A Stock”). There are 1,000,000 shares of A Stock designated. Each share of such stock shall vote with the common stock and have 100,000 votes. A Stock has no conversion, dividend, or liquidation rights. Accordingly, the holders of A Stock will, by reason of their voting power, be able to control the affairs of the Company. The Company has issued 1,000 shares of A Stock to Paul Adler, the company’s Chief Executive Officer, and majority shareholder giving him effective voting control over the Registrant’s affairs for the foreseeable future.

As a result of the issuance of super-voting rights enabling him to vote 100,000,000 shares, Mr. Adler has effective voting control of approximately 99% of the Company. In conjunction with the issuance of these 1,000 preferred shares, the Company recorded stock compensation expense, related party of $26,020,400 during 2020.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2021 and 2020 the Company incurred wages of $221,250 and $150,000 respectively, related to services provided to it by its executive officer. Additionally, during 2020, the Company’s CEO was awarded super-voting A Stock-see Note 3. Capital Stock.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company entered into a 60-month lease agreement on October 1, 2016, to rent office space. The lease requires monthly payments of $1,600 for the first 24 months and after that increases by 3% each year, and contains one five year renewal option. Rental expenses under this lease for the three months ended September 30, 2021, and 2020 were $4,356 and $4,302 respectively. The lease also required an advance payment of $1,600 for the last month of rent as well as a $1,600 security deposit. Future minimum lease payments due under this operating lease, including renewal periods, are as follows:

Year ended December 31, 2021	15,732
Total minimum lease payments	$15,372

F-10

NOTE 6 – LOANS PAYABLE

The Company had loans outstanding on September 30, 2021 and December 31, 2020, as follows:

Short Term

	September 30,2021	Dec. 31, 2020
Loan Builder (a)	$-	$14,072
Sterling Line of Credit (a)	46,549	-
Credit Line - Blue Vine (a)	-	6,468
Total loans payable	$46,549	$20,540

(a)	Represents notes payable from factoring with varying rates of interest and fees, and no set minimum monthly payments

Long Term

As of September 30, 2021, the Company had $529,065 in long term loans outstanding compared to $149,900 as of December 31, 2020. On May 21, 2020, the Company received a loan from the Small Business Administration of $150,000 (the “SBA Loan”). The SBA Loan bears interest at 3.75% per annum and is payable over 30 years with all payments of principal and interest deferred for the first 12 months. During the three months ended March 31, 2021 the Company received an additional forgivable PPP loan amounting to $29,165.

NOTE 7 – INCOME TAXES

For the period ended September 30, 2021, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved.

NOTE 8 – CONCENTRATIONS

The Company does substantially all of its total business with five customers. The concentration of customer revenue for the nine months ended September 30, 2021 and 2020 as percentage of total sales of $2,112,580 and $1,260,539 respectively is as follows:

	2021	2020
Customer A	25%	28%
Customer B	25%	23%
Customer C	18%	21%
Customer D	18%	13%
Customer E	13%	-

NOTE 9 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to September 30 ,2021, to the date these consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements except as follows:

In October 2021, the Company issued 336,250 shares to three service providers.

Effective as of November 2, 2021, the “Company”, entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Williamsburg Venture Holdings, LLC, a Nevada limited liability company (the “Investor”), pursuant to which the Company has the right to sell to the Investor up to $5,000,000 in shares of its common stock, $0.0001 par value per share (“Common Stock”), subject to certain limitations.

Under the terms and subject to the conditions of the Purchase Agreement, the Investor is obligated to purchase up to $5,000,000 in shares of Common Stock (subject to certain limitations) from time-to-time over the 12-month period commencing on the date that a registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”), is declared effective by the SEC. The price per share of Common Stock shall be ninety percent (90%) of the average of the volume weighted average price of the Company’s Common Stock for five trading days following the clearing date associated with the put notice delivered by the Company to the Investor. If the shares are DWAC eligible, the valuation period begins on the date such notice is delivered. The maximum amount of each put shall be the lower of 200% of the average daily trading volume and $500,000.

F-11

The Purchase Agreement provides for the payment of $25,000 liquidated damages to the Investor if Paul Adler, the sole officer of the Company, resigns or is removed as chief executive officer or chief financial officer of the Company.

The Company’s sales of shares of Common Stock to the Investor under the Purchase Agreement are limited to no more than the number of shares that would result in the beneficial ownership by the Investor and its affiliates, at any single point in time, of more than 4.99% of the then outstanding shares of the Common Stock.

The Company agreed with the Investor that it will not enter into any other credit equity line agreements without the prior consent of the Investor.

As consideration for its commitment to purchase shares of Common Stock pursuant to the Purchase Agreement, the Company agreed to issue to the Investor 50,000 shares of Common Stock (the “Commitment Shares”) upon execution of the Purchase Agreement.

In connection with Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, dated November 2, 2021. Pursuant to the terms of the Registration Rights Agreement, the Company shall file a registration statement with the SEC with respect to the shares of Common Stock issuable to the Investor pursuant to the Purchase Agreement and the Commitment Shares no later than December 31, 2021.

The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. Actual sales of shares of Common Stock to the Investor under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties and agreements of the Company and the Investor and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

F-12

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Global Diversified Marketing Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Global Diversified Marketing Group, Inc. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company’s auditor since 2017.

Lakewood, CO

February 18, 2021

F-13

Global Diversified Marketing Group, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$62,555	$22,291
Accounts receivable	134,570	52,284
Prepaid expenses	31,444	34,176
Inventory	350,615	224,375
Other assets	10,890	4,384
Total current assets	590,074	337,509
Property and equipment, net	1,389	1,945
Operating lease right of use assets	14,257	30,477
Other assets-security deposit	1,600	1,600
Total assets	$607,320	$371,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expense	$472,514	$332,059
Current portion of operating lease payable	15,732	20,517
Government loans payable	149,900	-
Loans payable	20,540	98,471
Total current liabilities	658,686	451,047
Government loans payable-long term
Long term liability- operating lease	-	15,732
Total liabilities	658,686	466,779

Commitments and contingencies

Stockholders’ Equity(Deficit):
Preferred stock, Series A $.0001 par value, 1,000,000 shares authorized, 1,000 issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 13,132,518 and 13,010,200 issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	1,423	1,301
Additional paid-in capital	26,267,098	78,169
Accumulated deficit	(26,329,779)	(174,718)
Accumulated other comprehensive income	9,892	-
Total stockholders’ equity(deficit)	(51,366)	(95,248)
Total liabilities and equity	$607,320	$371,531

The accompanying notes are an integral part of the consolidated financial statements.

F-14

Global Diversified Marketing Group, Inc.

Consolidated Statements of Operations

	Year Ended	Year Ended
	December 31,	December 31,
	2020	2019

Sales, net	$1,660,726	$1,317,092
Cost of goods sold	999,911	946,090
Gross margin	660,815	371,002
Operating expenses:
General and administrative expense -related party	26,020,400	-
Payroll and taxes	241,018	248,084
Legal and professional fees	242,892	55,131
Rent	16,225	28,896
General and administrative	301,126	159,920
Total operating expenses	26,821,661	492,031
Income (loss) from operations	(26,160,846)	(121,029)
Other (expense)
Interest expense	(34,299)	(29,955)
Miscellaneous income	40,084	-
Total other (expense)	5,785	(29,955)
Income (loss) before income taxes	(26,155,061)	(150,984)
Provision for income taxes (benefit)	-	-
Net loss	$(26,155,061)	$(150,984)

Basic and diluted earnings (loss) per common share	$(2.00)	$(0.01)

Weighted-average number of common shares outstanding:
Basic and diluted	13,076,590	12,944,088

Comprehensive income (loss):
Net income(loss)	(26,155,061)	(150,984)
Unrealized gain on foreign exchange	9,892
Comprehensive income (loss)	$(26,145,169)	$(150,984)

The accompanying notes are an integral part of the consolidated financial statements.

F-15

Global Diversified Marketing Group, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

							Accumulated
					Additional		Other	Total
	Preferred Stock		Common Stock		Paid-in	Retained	Comprehensive	Stockholders’
	Shares	Value	Shares	Value	Capital	Earnings(Deficit)	Income(Loss)	Equity
Balance, December 31, 2018	-	$-	13,340,200	$1,334	$77,966	$(23,734)	$-	$55,566

Net income (loss)						(150,984)		(150,984)

Private placement of common shares			170,000	$17	$153			170

Common shares returned by founders			(500,000)	(50)	50

Balance December 31, 2019	-	$-	13,010,200	1,301	78,169	(174,718)	$-	(95,248)

							Accumulated
					Additional		Other	Total
	Preferred Stock		Common Stock		Paid-in	Retained	Comprehensive	Stockholders’
	Shares	Value	Shares	Value	Capital	Earnings(Deficit)	Income(Loss)	Equity
Balance, December 31, 2019	-	$-	13,010,200	$1,301	$78,169	$(174,718)	$-	$(95,248)

Issuance of super voting preferred stock	1,000				26,020,400			26,020,400

Common stock issued for services			122,318	122	168,529			168,651

Net income(loss)						(26,155,061)		(26,155,061)

Change in foreign currency translation							9,892	9,892

Balance, December 31, 2020	1,000	$-	13,132,518	$1,423	$26,267,098	$(26,329,779)	$9,892	$(51,366)

The accompanying notes are an integral part of the consolidated financial statements.

F-16

Global Diversified Marketing Group, Inc.

Consolidated Statements of Cash Flows

	Year Ended	Year Ended
	December 31,	December 31,
	2020	2019

Cash flows from operating activities of continuing operations:
Net income (loss)	$(26,155,061)	$(150,984)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	556	556
Stock-based compensation -related party	26,020,400
Common stock issued for services	168,529
Changes in operating assets and liabilities:
Accounts receivable	(82,286)	(50,279)
Prepaid expenses	2,732	(25,122)
Right of use assets	16,220	(30,477)
Inventory	(126,240)	228,627
Other assets	(6,507)	(4,384)
Operating lease payable	(20,517)	36,250
Accounts payable and accrued expenses	140,577	(25,850)
Net cash provided by (used in) operating activities	(41,597)	(21,663)

Cash flows from investing activities:
Purchase of fixed assets	-	-
Net cash provided by (used in) financing activities	-	-

Cash flows from financing activities:
Increase (decrease) in loans payable, net	(77,931)	22,269
Government loans-net	149,900	170
Net cash provided by (used in) financing activities	71,969	22,439

Effect of exchange rates on cash and cash and cash equivalents	9,892
Net increase (decrease) in cash and cash equivalents	40,264	776
Cash and cash equivalents at beginning of period	22,291	21,515
Cash and cash equivalents at end of period	$62,555	$22,292

Supplemental disclosure of cash flow information:
Cash paid for interest	$34,299	$29,955
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-17

GLOBAL DIVERSIFIED MARKETING GROUP INC. NOTES

TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Global Diversified Marketing Group Inc. (the “Company”), formerly known as Dense Forest Acquisition Corporation, was incorporated in Delaware on December 1, 2017, and changed its name on June 13, 2018, as part of a change in control. As part of the change in control, its then officers and directors resigned and contributed back to the Company 19,500,000 shares of the 20,000,000 outstanding shares of its common stock, and appointed new officers and directors. On June 14, 2018, the new management of the Company issued 12.500,000 shares of its common stock to Paul Adler, the then president of the Company.

On November 26, 2018, the Company effected the acquisition of Global Diversified Holdings, Inc. (“GDHI”), a private New York company owned by the Company’s president, with the issuance of 200 shares of the Company’s common stock in exchange for all of the outstanding shares of GDHI. GDHI became a wholly-owned subsidiary of the Company, and its activity for the years 2020 and 2019 is reflected in these financial statements along with the expenses of the Company.

Prior to the acquisition of GDHI, the Company had no business and no operations. Pursuant to the acquisition, the Company acquired the operations and business plan of GDHI, which imports and sells snack food products. For accounting purposes, GDHI is considered to be the acquirer, and the equity is presented as if the business combination had occurred on January 1, 2017.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. Certain prior year amounts have been reclassified to conform to the presentation in the current year. The Company has adopted a December 31 year-end.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable from customers, accounts payable, and loans payable. The carrying amounts of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

F-18

Stock-Based Compensation

The Company accounts for stock-based compensation using the fair value method following the guidance outlined in Section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This Section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. During the year ended December 31, 2020 and December 31, 2019 stock-based compensation was $168,651 and $-0-, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. On December 31, 2020, and 2019, the Company had $62,555 and $22,291 of cash.

Factoring

The Company accounts for the transfer of our accounts receivable to a third party under a factoring agreement in accordance with ASC 860-10-40-5 “Transfers and Servicing”. ASC 860-10 requires that several conditions be met in order to present the transfer of accounts receivable as a sale. Even though we have isolated the transferred (sold) assets and we have the legal right to transfer our assets (accounts receivable) we do not meet the third test of effective control since our accounts receivable sales agreement with the factor requires us to be liable in the event of default by one of our customers. Because we do not meet all three conditions, we do not qualify for sale treatment and our debt incurred with respect to the sale of our accounts receivable is presented as a loan payable in on our consolidated balance sheet. As of December 31, 2020 and 2019, the amounts due to factors were $20,540 and $98,471 respectively.

Accounts Receivable

Accounts receivable are generated from sales of snack food products to retail outlets throughout the United States. The Company performs ongoing credit evaluations of its customers and adjusts credit limits based on customer payment and current creditworthiness, as determined by review of their current credit information. The Company continuously monitors credit limits for its customers and maintains a provision for estimated credit losses based on its historical experience and any specific customer issues that have been identified. An allowance for doubtful; accounts are provided against accounts receivable for amounts management believes may be uncollectible. The Company historically has not had issues collecting on its accounts receivable from its customers. The Company factors certain of its receivables to improve its cash flow.

Bad debt expense for the years ended December 31, 2020, and 2019 was $5,327 and $0, respectively; the allowance for doubtful accounts on December 31, 2020, and 2019 was $0.

Inventory

Inventory consists of snack food products and packaging supplies, and are stated at the lower of cost or market.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful life of the assets. Maintenance, repairs, and renewals that do not materially add to the value of the equipment nor appreciably prolong its useful life are charged to expense as incurred.

Revenue Recognition

Beginning January 1, 2018, the Company implemented ASC 606, Revenue from Contracts with Customers. Although the new revenue standard is expected to have an immaterial impact, if any, on our ongoing net income, we did implement changes to our processes related to revenue recognition and the control activities within them. These included the development of new policies based on the five-step model provided in the new revenue standard, ongoing contract review requirements, and gathering of information provided for disclosures.

F-19

The Company recognizes revenue from product sales or services rendered when control of the promised goods are transferred to our clients in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods and services. To achieve this core principle we apply the following five steps: identify the contract with the client, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to performance obligations in the contract and recognize revenues when or as the Company satisfies a performance obligation.

Advertising and Marketing Costs

The Company’s policy regarding advertising and marketing is to record the expense when incurred. The Company incurred advertising and marketing expenses of $93,805 and $19,422 during the years ended December 31, 2020, and 2019, respectively.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company’s income tax returns are open for examination for up to the past three years under the statute of limitations. There are no tax returns currently under examination.

Comprehensive Income

The Company has established standards for reporting and display of comprehensive income, its components, and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. During the year ended December 31, 2020 the Company had a balance of $9,892 in accumulated other comprehensive income which arose from unrealized gain due to foreign currency fluctuations.

Basic Income (Loss) Per Share

Basic income (loss) per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

F-20

NOTE 2 GOING CONCERN

As of December 31, 2020, the Company had cash and cash equivalents of $62,555 and had negative stockholders equity of $51,366. Additionally, the Company had negative working capital of $68,612. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financials have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. If the Company is, in fact, unable to continue as a going concern, the shareholders may lose some or all of their investment in the Company.

NOTE 3 – CAPITAL STOCK

The Company has 100,000,000 shares of $0.0001 par value common stock authorized. The Company has 13,132,518 and 13,010,000 shares of common stock issued and outstanding as of December 31, 2020, and December 31, 2019, respectively. During the year ended December 31, 2020, the Company issued the following shares:

On February 26, 2020, the Company issued 60,000 restricted common shares to a consultant and recorded a charge of $120,000.

On July 30, 2020, the Company issued 12,000 restricted common shares to an investment banking firm and recorded a charge of $12,600.

On August 14, 2020, the Company issued 30,000 shares to an investment banking firm and recorded a charge of $22,503.

On August 19, 2020, the Company issued 15,000 restricted common shares to a consultant and recorded a charge of $11,252.

On December 28, 2020 the Company issued 5,318 shares to a consultant and recorded a charge of $2,296.

All of these charges were recorded as “professional fees” on the Company’s Consolidated Statements of Operations during the nine months ended December 31, 2020.

The Company has 20,000,000 shares of $.0001 par value preferred stock authorized. On February 24, 2020, the Company filed a Certificate of Designation for a class of preferred stock designated Class A Super Voting Preferred Stock (“A Stock”). There are 1,000,000 shares of A Stock designated. Each share of such stock shall vote with the common stock and have 100,000 votes. A Stock has no conversion, dividend, or liquidation rights. Accordingly, the holders of A Stock will, by reason of their voting power, be able to control the affairs of the Company. The Company has issued 1,000 shares of A Stock to Paul Adler, the company’s Chief Executive Officer, and majority shareholder giving him effective voting control over the Registrant’s affairs for the foreseeable future.

As a result of the issuance of super-voting rights enabling him to vote 100,000,000 shares, Mr. Adler has effective voting control of approximately 99% of the Company. In conjunction with the issuance of these 1,000 preferred shares, the Company recorded stock compensation expense, related party of $26,020,400 during the year ended December 31, 2020.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2020, and 2019, the Company incurred salary expense of $210,000 and $198,000 respectively, related to services provided to it by its CEO.

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NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company entered into a 60-month lease agreement on October 1, 2016, to rent office space. The lease requires monthly payments of $1,600 for the first 24 months and after that increases by 3% each year, and contains one five year renewal option. Rental expenses under this lease for the years ended December 31, 2020, and 2019 was $16,225 and $28,896, respectively. The lease also required advance payment of $1,600 for the last month of rent as well as a $1,600 security deposit. Future minimum lease payments due under this operating lease, including renewal periods, are as follows:

Year ended December 31, 2021	15,732
Total minimum lease payments	$15,372

NOTE 6 – LOANS PAYABLE

The Company had various loans outstanding on December 31, 2020, and 2019 – all were short-term in nature, with varying rates of interest and fees, and no set minimum monthly payments, as follows:

	2020	2019
Credit Line - BlueVine	14,072	12,287
Credit Line – Loan Builder	6,468	86,184
Total loans payable	$20,540	$98,471

NOTE 7 – INCOME TAXES

For the period ended December 31, 2020, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The net operating loss carry forward is approximately 409,000 on December 31, 2020.

The provision for Federal income tax consists of the following on December 31, 2020, and 2019:

	2020	2019
Federal income tax benefit attributable to:
Current Operations	$33,990	$86,000
Less: NOL carryforward in 2020, and valuation allowance in 2019	(33,900)	(86,000)
Net provision for Federal income taxes	$-	$-

NOTE 8 – CONCENTRATIONS

The Company does substantially all of its business with 4 customers. These customers accounted for % and 91% of revenues for the years ended December 31, 2020, and 2019, respectively.

	2020	2019
Customer A	34	29%
Customer B	24	25%
Customer C	22	20%
Customer D	11	17%
Total	91%	91%

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2020, to the date these financial statements were issued, and has determined that it does not have any other material subsequent events to disclose in these financial statements.

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3,550,000 Shares

GLOBAL DIVERSIFIED MARKETING GROUP INC.

COMMON STOCK

PROSPECTUS

_______________, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission registration fee	$102.02
Accounting fees and expenses	$5,000.00
Legal fees and expense	$20,000.00
Miscellaneous	$2,500.00
Total	$27,602.02

Item 14. Indemnification of Directors and Officers

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Delaware law, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

Item 15. Recent Sales of Unregistered Securities

Over the past three years, we have issued and sold the following securities without registration under the Securities Act:

In June, 2018, the Company issued 12,500,000 shares of its common stock to the current sole officer, at a purchase price equal to $0.0001 per share as part of the change in control.

In November, 2018, pursuant to the Acquisition of its now wholly owned subsidiary, the Company issued 200 shares of its common stock, valued at $0.0001 per share, in exchange for all the outstanding shares of Global Diversified Holdings, Inc.

From June, 2018 through July 2019, the Company issued an aggregate of 510,000 shares of our common stock for an aggregate of $78,170 to 17 shareholders in a private placement offering.

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On February 26, 2020, the Company issued 60,000 restricted common shares to a consultant for business development services provided to the Company.

On July 30, 2020, the Company issued 12,000 restricted common shares to an investment banking firm.

On August 14, 2020, the Company issued 30,000 shares to an investment banking firm. During the three months ended March 31, 2021, the Company sold and issued an aggregate of 415,628 shares of common stock to five accredited investors for an aggregate of $300,000 pursuant to private transactions between the Company and each investor

On February 2, 2021, the Company issued 150,000 shares to a consultant for business development services provided to the Company.

On February 16, 2021, the Company issued 18,000 shares to an investment banking firm.

On March 16, 2021, the Company issued 25,000 shares to a consultant for business development services.

On March 31, 2021, the Company issued 50,000 shares to its counsel for legal services.

Between August 2020 and March 2021, we issued an aggregate of 26,999 shares to the designee of David Natan, our current director and a member of the audit committee for consulting services performed by Mr. Natan prior to becoming a director.

On March 1, 2021, we issued an aggregate of 100,000 shares of our common stock to our newly-appointed directors (each director received 25,000 shares of common stock) in consideration for services to be provided by each director to the Company,

On April 5, 2021, we issued additional 25,000 shares of our common stock to David Natan, in consideration for services to be provided by Mr. Natan as the member of the audit committee.

On April 15, 2021, we issued 100,000 shares to our director of operations in consideration for his services to be provided to the Company.

On November 2, 2021, we issued 50,000 shares to Williamsburg as commitment to enter into the Purchase Agreement.

The above issuances did not involve any underwriters, underwriting discounts or commissions, or any public offering and we believe is exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder.

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EXHIBITS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form 10-12G, filed with the Securities and Exchange Commission on January 19, 2018)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 10-12G filed with the Securities and Exchange Commission on January 19, 2018)

3.3	Sample stock certificate (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form 12G, filed with the Securities and Exchange Commission on January 19, 2018)

3.5	Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019)

3.6	Certificate of Designations, Preferences, and Rights of Series A Super Voting Preferred Stock, dated February 24, 2020 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission dated March 2, 2020.

5.1*	Opinion of The Crone Law Group, P.C.

10.1	Agreement and Plan of Reorganization by and among the Company, Global Diversified Holdings, Inc., and the sole shareholder of Global Diversified Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission dated December 3, 2018)

10.2	Equity Purchase Agreement, dated as of November 2, 2021, between the Company and Williamsburg Venture Holdings, LLC (incorporated by reference to Exhibit 10.1 on the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission dated November 8, 2021)

10.3

Registration Rights Agreement, dated as of November 2, 2021, between Global Diversified Marketing Inc. and Williamsburg Venture Holdings, LLC (incorporated by reference to Exhibit 10.2 on the Company’s Current Report on Form 8-K, dated November 8, 2021)

21.1	List of subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 27, 2021)

23.1**	Consent of BF Borgers CPA PC

23.2*	Consent of The Crone Law Group, P.C. (to be included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*To be filed by amendment

** Filed herewith

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Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;

(I) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3). To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

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I Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Island Park, New York on December 21, 2021.

GLOBAL DIVERSIFIED MARKETING GROUP INC.

/s/ Paul Adler
Paul Adler
President and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

We, the undersigned officers and directors of Global Diversified Marketing Group Inc., hereby severally constitute and appoint Paul Adler as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Paul Adler	President, Chief Financial Officer, Treasurer, Secretary and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	December 21, 2021
Paul Adler

/s/ James Curtis Donegan	Director	December 21, 2021
James Curtis Donegan

/s/ Michael Cascione	Director	December 21, 2021
Michael Cascione

/s/ Sandra G. Williams	Director	December 21, 2021
Sandra G. Williams

/s/ David Natan	Director	December 21, 2021
David Natan

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